SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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January 29, 2010

Dear Shareholder:

I am pleased to invite you to attend our 2010 Annual Meeting of Shareholders, which will be held on Thursday, March 11, 2010, at 10:00 a.m. at our offices in Waterbury, Vermont.

At the meeting, we will be asking you to elect three Class II directors for a three year term to expire in 2013, to amend our Certificate of Incorporation to increase the number of authorized shares of common stock, to approve our Amended and Restated 2006 Incentive Plan, to consider the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered accountants for our 2010 fiscal year, as well as to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We are pleased this year to again take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their Shareholders over the Internet. We believe that this e-proxy process will allow you to get your proxy materials faster, at lower cost, all the while reducing the environmental impact of the meeting.

As we explain more fully in our proxy statement, you can vote using the Internet, by mail, or in person, in each case by following the instructions in this proxy statement.

We urge you to vote your shares at your earliest convenience.

Thank you very much for your interest in Green Mountain Coffee Roasters, Inc.

Sincerely,

Lawrence J. Blanford

President and Chief Executive Officer

GREEN MOUNTAIN COFFEE ROASTERS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

Thursday, March 11, 2010

To Our Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Green Mountain Coffee Roasters, Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices located at 81 Demeritt Place, Waterbury, Vermont (directions enclosed) on Thursday, March 11, 2010, at 10:00 a.m. Eastern Time, to vote on the following proposals:

1.	To elect Barbara D. Carlini, Douglas N. Daft, and Hinda Miller as Class II directors to serve a three-year term until the Company’s Annual Meeting in 2013.

2.	To amend Article Fourth of the Company’s Certificate of Incorporation to increase the number of authorized shares of $0.10 par value Common Stock.

3.	To approve the Amended and Restated Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan (the “Plan”), which includes an amendment to increase the number of shares of $0.10 par value Common Stock available under the Plan.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2010.

To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on Wednesday, January 13, 2010 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of those Shareholders will be open to examination by any shareholder for any purpose germane to the Annual Meeting during ordinary business hours at the executive offices of the Company for a period of ten days prior to the Annual Meeting.

We are again taking advantage of the Securities and Exchange Commission rules that allow issuers like us to furnish proxy materials to their shareholders via the Internet. We believe these rules allow us to provide our Shareholders with the information they need, while lowering the costs of delivery of these materials and reducing the environmental impact of our Annual Meeting.

All Shareholders are cordially invited to attend the Annual Meeting. Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote as soon as possible.

Sincerely,

Howard Malovany
Vice President, Corporate General Counsel and Secretary

Waterbury, Vermont

January 29, 2010

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Proxy Statement—Table of Contents

ABOUT THE ANNUAL MEETING

The accompanying proxy is being solicited by the Board of Directors (the “Board”) of Green Mountain Coffee Roasters, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting,” or the “Meeting”). The Annual Meeting will be held on Thursday, March 11, 2010 at 10 a.m. Eastern Time at the Company’s offices located at 81 Demeritt Place, Waterbury, Vermont 05676. This proxy statement, the Notice of Internet Availability of Proxy Materials, and the accompanying form of proxy are first being made available on or about January 29, 2010 to Shareholders of record as of Wednesday, January 13, 2010 (the “Record Date”).

At the Annual Meeting, Shareholders will be asked to (1) elect Barbara D. Carlini, Douglas N. Daft, and Hinda Miller as Class II directors to serve a three-year term until our Annual Meeting in 2013; (2) approve the amendment of the Company’s Certificate of Incorporation; (3) approve the Company’s Amended and Restated 2006 Incentive Plan; (4) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2010; and (5) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Company is furnishing proxy materials to Shareholders on the Internet. A Shareholder will not receive a printed copy of the proxy materials unless it is requested by the Shareholder. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. It is the Company’s belief that this new process will conserve natural resources and reduce the costs of printing and distributing proxy materials.

The principal offices of the Company are 33 Coffee Lane, Waterbury, Vermont 05676, and the Company’s telephone number is (802) 244-5621.

GENERAL INFORMATION ABOUT VOTING

Who can vote? Only Shareholders of record of the Company’s common stock at the close of business on Wednesday, January 13, 2010, the Record Date, are entitled to notice of and to vote at the Annual Meeting. 43,707,280 shares of the Company’s common stock, par value $0.10 per share (the “common stock”) were outstanding as of the Record Date. Each Shareholder is entitled to one vote for each share of common stock held as of the Record Date.

What is the quorum? The presence in person or by proxy of a majority of the total number of outstanding shares as of the Record Date entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares are counted as present at the meeting if the Shareholder votes over the Internet, completes and submits a proxy or is present in person at the meeting.

Who are “Shareholders of record” and “beneficial owners”? You are a Shareholder of record if your shares of our stock are registered directly in your own name with our transfer agent, Continental Stock Transfer & Trust Company (“CST”) as of the Record Date. You are a beneficial owner if a brokerage firm, bank, trustee or other agent (called a “nominee”) holds your stock. This is often called ownership in “street name” because your name does not appear in the records of CST.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials? Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our Shareholders of record and beneficial owners, which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How can I vote my shares?

By Internet. You can vote over the Internet at www.continentalstock.com by following the instructions on the Notice or proxy card.

By Mail. If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to Green Mountain Coffee Roasters, Inc., c/o Howard Malovany, Secretary, 33 Coffee Lane, Waterbury, VT 05676. Please allow sufficient time for mailing if you decide to vote by mail.

At the Annual Meeting. If you attend the Meeting in person, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Meeting. However, if your shares are held in street name, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

The shares voted electronically or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 7:00 p.m. (EDT) on Wednesday, March 10, 2010.

If your shares are held in street name, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

What happens if I don’t give specific voting instructions? If you are a shareholder of record and sign and return your proxy card or vote electronically without making any specific selections, then your shares will be voted in accordance with the recommendations of the Proxy Committee (as defined later in this proxy statement) on all matters presented in this proxy statement and as the Proxy Committee may determine in its discretion regarding any other matters properly presented for a vote at the Meeting.

If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters but cannot vote on non-routine matters. We believe that only Proposal IV—Ratification of Accountants will be considered a routine matter for this meeting. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be considered as represented for purposes of determining a quorum, but will not otherwise affect voting results.

How are abstentions treated? Abstentions are counted for purposes of determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote on any proposal.

What is the “Proxy Committee”? The Proxy Committee was appointed by the Board at its December 2009 meeting and is comprised of Michael Mardy, Larry Blanford, Howard Malovany and Frances Rathke, and have the authority to vote properly executed proxies that do not otherwise specify specific voting instructions.

What is the required vote for each Proposal?

Proposal I—Election of Directors. Directors are elected by plurality vote, which means that the three nominees for director receiving the highest number of votes FOR election will be elected as directors. Shareholders may not cumulate votes for the election of directors. If a nominee for director is unable to serve as a director, the Proxy Committee may, in its discretion, vote for another person as director or vote to reduce the number of directors to less than nine, as the Board may recommend.

Proposal II—Amend Company’s Certificate of Incorporation. To approve Proposal II, shareholders holding a majority of the outstanding shares of common stock must vote FOR this proposal.

Proposal III—Approval of Company’s Amended and Restated 2006 Incentive Plan. To approve Proposal III, shareholders holding a majority of the common stock present or represented by proxy at the meeting and voting on the matter must vote FOR this proposal.

Proposal IV—Ratification of Accountants. To ratify Proposal IV, shareholders holding a majority of the common stock present or represented by proxy at the meeting and voting on the matter must vote FOR this proposal.

How can I change my vote? You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy or by voting by ballot at the meeting. Attending the meeting will not automatically revoke your proxy unless you specifically request it. If you voted via the Internet you may also change your vote with a timely and valid later Internet vote or by voting by ballot at the Meeting.

Are there other matters to be voted on at the meeting? The Board is not aware of any matters not set forth in this proxy that may come before the Meeting. However, if other matters are properly brought before the Annual Meeting, it is intended that the persons named as the Proxy Committee in this proxy statement will vote as the Board directs.

What is the cost of solicitation? The Company will bear the entire cost of soliciting the proxies which is approximately $10,000. In addition to solicitation by mail, the directors, officers and other employees of the Company may solicit proxies in person, by telephone, electronic communications, or by other means without additional compensation. The Company does not presently intend to retain professional proxy solicitation assistance.

PROPOSAL I

ELECTION OF DIRECTORS

At its meeting held on December 9, 2009, the Board, by appropriate resolution, increased its number from eight to nine, and elected Mr. Douglas N. Daft to fill that vacancy. Consequently, the Board is currently composed of nine directors and is divided into three classes. Each year one class of directors stands for election for a three-year term. Set forth below is a schedule showing which directors are in which Class and when that Class’s term will expire.

At the 2010 Annual Meeting, three people are to be elected as Class II directors to hold a three-year term of office from the date of their election until the 2013 Annual Meeting and until their successors are duly elected and qualified. The three nominees for election as Class II Directors are Barbara D. Carlini, Douglas N. Daft, and Hinda Miller, each of whom is currently a Class II director. Each nominee has agreed to serve as a director if elected.

Directors are elected by plurality vote, which means that the three nominees for director receiving the highest number of votes FOR election will be elected as directors. If a nominee for director is unable to serve as a director, the persons appointed as the Proxy Committee for the Annual Meeting may, in his or her discretion, vote for another person as director or vote to reduce the number of directors to less than nine, as the Board may recommend.

See the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management” for information as to ownership of Company securities by nominees for director.

Information concerning the three nominees and the directors whose terms of office will continue after the 2010 Annual Meeting is set forth below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE THREE NOMINEES TO THE BOARD OF DIRECTORS

Name	Age	Position	Director Since
Nominees for Election as Class II Directors—Term To End in 2013

Barbara D. Carlini(1)(2)(4)	50	Director	2002
Douglas N. Daft(2)	66	Director	2009
Hinda Miller(2)(3)(4)	59	Director, and Chairman of the Governance and Nominating and Social and Environmental Responsibility Committees	1999

Class III Directors Continuing in Office—Term Ending in 2011

Lawrence J. Blanford	56	Director, and President and Chief Executive Officer	2007
Michael J. Mardy(1)(2)(3)	61	Director, and Chairman of the Audit and Finance Committee	2007
David E. Moran(2)(3)(4)	56	Director	1995

Class I Directors Continuing in Office—Term Ending in 2012

William D. Davis(1)(2)	60	Director, Chairman of the Compensation and Organizational Development Committee, and Lead Director	1993
Jules A. del Vecchio(1)(3)(4)	66	Director	1993
Robert P. Stiller(4)	66	Chairman of the Board of Directors	1993

(1)	Member of the Audit and Finance Committee

(2)	Member of the Compensation and Organizational Development Committee

(3)	Member of the Governance and Nominating Committee

(4)	Member of the Social and Environmental Responsibility Committee

Certain biographical information regarding each nominee and each director continuing in office is set forth below:

Lawrence J. Blanford has served as President, Chief Executive Officer and Director of the Company since May 2007. From May 2005 to October 2006, Mr. Blanford held the position of Chief Executive Officer at Royal Group Technologies Ltd., a Canadian building products and home improvements company. From January 2004 to May 2005, Mr. Blanford was Founder and President of Strategic Value Consulting, LLC, a consultancy. Prior to that, Mr. Blanford held various management positions with Royal Philips Electronics (North America), Maytag Corporation, Johns Manville Corporation, PPG Industries and The Procter & Gamble Company.

Barbara D. Carlini is the Senior Vice President and Chief Information Officer of Dean Holding Company, the nations largest dairy company, and has served in that position since 2009. Prior to that she served as Chief Information Officer of Motorola’s Mobile Devices Division from May 2006 to January 2008. From November 2001 until March 2006, Ms. Carlini was the Chief Information Officer of Diageo, NA (formerly Guinness North America).

Douglas A. Daft is currently a Director at Walmart Stores, Inc. (since 2004) and a member of its Compensation, Nominating and Governance Committees and McGraw-Hill Companies, Inc. (since 2004) and a member of its Audit and Compensation Committees. From 2000 through 2004, Mr. Daft was Chairman of the Board and Chief Executive Officer of the Coca-Cola Company Inc.

William D. Davis is the President, Chief Executive Officer and a Director of Learning Care Group, Inc., a provider of early education and care services to children primarily under the age of 12, and has served in that position since July 2002.

Jules A. del Vecchio is a First Vice President of New York Life Insurance Company and is responsible for communications, and agent management and training and has served in that position since 1970.

Michael J. Mardy is Executive Vice President and Chief Financial Officer of Tumi, Inc., a retailer of prestige luggage and business accessories, and has been since July 2003. Mr. Mardy is also a director of ModusLink Global Solutions, Inc. (NASDAQ: MLNK) (formerly CMGI, Inc.), a supply chain technology company and is Chairman of its Audit Committee and a member of its Human Resource and Compensation and Nominating and Corporate Governance Committees.

Hinda Miller has been a Vermont State Senator since 2003. Ms. Miller is also President of DeForest Concepts, a consulting firm specializing in entrepreneurial business. From 1977 to 1998, Ms. Miller was President of Champion Jogbra, Inc., an athletic apparel company.

David E. Moran has been President of Marketing Driven Solutions, a marketing consulting firm focused on driving organic growth through innovation, brand building and portfolio strategy, since June 2005. Mr. Moran was CEO of Fusion5, a management consulting company, from July 1999 to June 2005.

Robert P. Stiller, founder of the Company, served as its President and Chief Executive Officer since its inception in July 1981 until May 2007. Since May 2007, Mr. Stiller has served the Company as Chairman of the Board of Directors.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of the Company met four times in fiscal 2009 for both regular and special meetings. Each of the directors attended at least 75% of the aggregate of all meetings of the Board and committees of which he or she was a member. At the Board’s meeting in September 2009, the Board determined that all of our Directors, except Messrs. Blanford and Stiller, are independent as required by the NASDAQ Listing Rules (the “NASDAQ Rules”). During fiscal 2009, the independent directors met three times in executive session in which no other directors were present.

Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s Annual Meeting, it encourages directors to attend and historically more than a majority have done so. All members of the then-current Board attended the 2009 Annual Meeting.

The Company does not have a formal process for shareholders to communicate with the Board. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. The Company believes its responsiveness to shareholder communications to the Board has been excellent.

COMMITTEES OF THE BOARD

The Company’s Board of Directors has four standing committees: Audit and Finance; Compensation and Organizational Development; Governance and Nominating; and Social and Environmental Responsibility. Each of these Committees, as required by applicable rules and regulations, except the Social and Environmental Responsibility Committee, is comprised of “independent” directors as “independence” is defined by the NASDAQ Rules.

Audit and Finance Committee. In fiscal 2009, Ms. Carlini, and Messrs. Davis, Mardy and del Vecchio were on the Audit and Finance Committee (the “Audit Committee”), with Mr. Mardy serving as the Chair. Each member of the Audit Committee is independent. The Board has determined that Messrs. Davis and Mardy are both “audit committee financial experts” under applicable rules.

The principal duties and responsibilities of the Audit Committee are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

•	Appoint, evaluate and replace any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work (the “Auditors”);

•	Review and appraise the audit efforts and independence of the Auditors;

•	Review and appraise the efforts and effectiveness of the Company’s internal auditing efforts;

•	Provide an avenue of communication among the Auditors, financial and senior management, the internal auditing function and the Board;

•	Provide oversight of the Company’s capital structure and finance needs;

•	Provide oversight of the Company’s enterprise risk management process; and

•	Do anything else that the Board of Directors may direct from time-to-time.

The Audit Committee met eight times during fiscal 2009. Additional information regarding the Audit Committee and the Company’s independent registered public accounting firm is disclosed under the heading “Independent Registered Public Accounting Firm” and “Audit Committee Report” elsewhere in this proxy statement.

The Audit Committee Charter is posted on the Company’s website and is also set forth in Appendix A attached to this proxy statement. The Internet address for the Company’s website is http://www.GMCR.com and the Audit Committee charter may be found as follows:

1.	From the Company’s home page, first click on “Investor Relations.”

2.	Next scroll down to “Committee Charters” listed on the left side menu and click on “Audit Committee Charter”.

The Company’s website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

The Audit and Finance Committee Report below shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report below shall not be incorporated by reference into any such filings.

AUDIT AND FINANCE COMMITTEE REPORT

This report is furnished by the Company’s Audit and Finance Committee with respect to the Company’s financial statements for fiscal 2009.

The Company’s management is responsible for the preparation and presentation of complete and accurate financial statements. The independent registered public accounting firm, PricewaterhouseCoopers, LLP (“PwC”), is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report on its audit. The Audit Committee oversees and monitors the Company’s management and the independent registered public accounting firm throughout the financial reporting process.

In performing its oversight role, the Audit Committee has reviewed and discussed with management of the Company the Company’s audited financial statements for fiscal 2009. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380) and as adopted by the PCAOB in Rule 3200T, as in effect for the Company’s fiscal 2009. The Audit Committee has received the written disclosures and the letter from PwC as required by applicable requirements of the PCAOB regarding their communication with the audit committee concerning independence, and has discussed with them their independence from the Company. The Committee also has considered whether, and to what extent, if any, the fact that PwC may, from time-to-time, provide non-audit services to the Company, is compatible with maintaining the auditors’ independence and has discussed this with PwC.

Based on the review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Committee in its Charter, the Audit Committee recommended to the Board that the Company’s audited financial statements for fiscal 2009 be included in its Annual Report on Form 10-K for the fiscal year ended September 26, 2009 for filing with the Securities and Exchange Commission. Such report was filed with the Securities and Exchange Commission on November 25, 2009.

The Audit Committee has appointed PwC as the independent registered accounting firm of the Company for fiscal 2010 and intends to submit such recommendation to the Company’s shareholders for ratification (but not for approval) at the Company’s 2010 Annual Meeting of Shareholders.

Submitted by the Fiscal 2009 Audit and Finance Committee

Michael J. Mardy, Chairman

Jules A. delVecchio

William D. Davis

Barbara D. Carlini

Compensation and Organizational Development Committee. In fiscal 2009, Mses. Carlini and Miller, and Messrs. Davis, Mardy, and Moran were on the Compensation and Organizational Development Committee (the “Compensation Committee”), with Mr. Davis serving as Chair. Upon his election as a Director in December, 2009, Mr. Douglas N. Daft was also appointed to the Compensation Committee. Each member of the Compensation Committee is independent. The Compensation Committee met six times during fiscal 2009.

The principal duties and responsibilities of the Compensation Committee are to:

•	Review and approve the structure and philosophy of compensation of the Chief Executive Officer and other executive officers of the Company;

•

Approve and adopt compensation related performance goals under the Company’s incentive plans for the Chief Executive Officer and other executive officers and determine the achievement levels of such goals;

•

Approve and make final determinations with respect to the compensation, including grants or awards of stock options, bonuses, and other incentives, payable to the Chief Executive Officer and other executive officers of the Company;

•

Review and approve the adoption of new executive incentive compensation plans and equity-based plans, and administer the Company’s existing welfare, benefit and incentive compensation and equity-based plans;

•	Review organizational development initiatives, human resources programs, and related plans; and

•	Do such other things as the Board of the Directors may direct from time-to-time.

The Compensation Committee Charter is posted on the Company’s website. The Internet address for the Company’s website is http://www.GMCR.com and the Compensation Committee charter may be found as follows:

1.	From the Company’s home page, first click on “Investor Relations.”

2.	Next scroll down to “Committee Charters” listed on the left side menu and click on “Organizational Development and Compensation Charter”.

The Company’s website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

Governance and Nominating Committee. In fiscal 2009, Ms. Miller, and Messrs. Mardy, Moran and del Vecchio were on the Governance and Nominating Committee (the “Governance Committee”), with Ms. Miller serving as the Chair. Each member of the Governance Committee is independent. The Governance Committee met six times in fiscal 2009.

The principal duties and responsibilities of the Governance Committee are to:

•	Review and recommend qualified candidates to the Board for nomination for election to the Board;

•	Assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business, non-business, and professional experience;

•	Review, evaluate and report to the Board on the corporate governance principles applicable to the Company; and

•	Do such other things as Board of Directors may direct from time to time.

The Governance and Nominating Committee will consider director candidates recommended by shareholders. Recommendations may be sent to the Governance and Nominating Committee c/o Howard Malovany, Secretary, Green Mountain Coffee Roasters, Inc., 33 Coffee Lane, Waterbury, VT 05676. Any recommendation submitted by a shareholder to the Governance Committee must include the same information concerning the potential candidate and the shareholder, and must be received in the time frame, as would be required under Article II, Section 7 of the Company’s amended and restated by-laws if the shareholder wished to nominate the candidate directly. If the Governance Committee were to receive a recommendation for a director candidate from a shareholder, however, the Governance Committee expects that it would evaluate such a candidate using the criteria described below for evaluating director candidates brought to its attention through other channels.

In evaluating director nominees, the Governance Committee considers whether the nominee has:

•	The highest level of honesty and personal and professional ethics, integrity and values;

•	Significant senior management experience with a large publicly traded company preferably as Chief Executive Officer;

•	Significant financial expertise;

•	A proven record of operational success, both in the United States and abroad;

•	Demonstrated success in one or more of the following functions: manufacturing, marketing, sales, finance or distribution of consumer branded goods, domestically or globally;

•	A commitment to corporate environmental and social responsibility principles;

•	A sincere and high level belief in the power and importance of people;

•	A familiarity and comfort with technology and diversity in their broadest sense;

•	The ability to balance financial results with concern for people;

•	A long-term and strategic perspective;

•	A proven record of consistently exercising sound and objective business judgment;

•	A willingness to advance constructive and meaningful debate;

•	The time to devote to becoming an important contributor to Board activities and to know the Company’s business and its industry;

•	A perspective that evidences innovation, courage, urgency, creativity, strategic thinking and a willingness to foster change;

•	A willingness to drive to speak and seek the truth; and

•	The ability to provide relevant coaching to senior management and other Board members in a collegial and friendly manner, fitting easily with the chemistry and culture of the Company and the Board.

Other than the foregoing guidelines there are no stated minimum criteria for director nominees, although the Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders.

The Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance Committee or the Board decides not to re-nominate a member for re-election, the Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance Committee and Board are polled for suggestions as to individuals meeting the criteria of the Governance Committee. Research may also be performed to identify qualified individuals.

The Governance Committee’s Charter is posted on the Company’s website. The Internet address for the Company’s website is http://www.GMCR.com and the Governance Committee charter may be found as follows:

1.	From the Company’s home page, first click on “Investor Relations.”

2.	Next, under the heading Committee Charters click on “Governance and Nominating Charter.”

The Company’s website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

Social and Environmental Responsibility Committee. In fiscal 2009, Mses. Carlini and Miller, and Messrs. del Vecchio, Moran and Stiller were on the Social Environmental and Responsibility Committee (the “SER Committee”), with Ms. Miller serving as Chair. The SER Committee met four times in fiscal 2009.

The principal duties and responsibilities of the SER Committee are to:

•	Make recommendations to, and approve the Company’s policies, programs, partnerships, activities, and goals with respect to the Company’s social and environmental impact; and

•

To help the Company both achieve its social and environmental goals as well as leverage its corporate and social responsibility programs, policies, partnerships, activities and goals in support of the differentiation of the Company and its brands in the marketplace.

The SER Committee’s Charter is posted on the Company’s website. The Internet address for the Company’s website is http://www.GMCR.com and the SER Committee Charter may be found as follows:

1.	From the Company’s home page, first click on “Investor Relations.”

2.	Next scroll down to “Committee Charters” listed on the left side menu and click on “Social and Environmental Responsibility Charter”.

The Company’s website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

EXECUTIVE COMPENSATION

COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis set forth below with management. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the fiscal year ended September 26, 2009 for filing with the Securities and Exchange Commission.

Compensation and Organizational Development Committee

William D. Davis, Chairman

Barbara D. Carlini

Michael J. Mardy

Hinda Miller

David E. Moran

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

The compensation we pay to our named executive officers is intended to support and drive the Company’s overall objectives of becoming a leader in the coffee and coffee maker industries and of delivering both sustainable growth and above average total shareholder return. By sustainable growth we mean investing in our long-term opportunities while meeting our short-term commitments. We believe that central to our success is our ability to attract, retain and motivate individuals with exceptional talent who are passionate about creating an exceptional coffee experience and the profitable growth of our business. We believe our compensation programs provide the proper incentive for high performance by linking compensation to the success of the Company in a transparent and easily understood manner while, at the same time, properly balancing the risk-reward ratio of the various elements of our programs.

The main elements of our compensation program are: base salary, annual cash incentives (short-term) and long-term equity-based incentives (primarily stock options). We believe that base salary should provide a secure base of compensation that is competitive in the marketplace. We design the annual cash and long-term incentives of the program to link our named executive officers’ compensation with both the annual and the long-term success of the Company. The annual incentives link compensation with company-wide and individual targets to motivate our named executive officers to meet short-terms goals. The long-term equity incentives link compensation to the long-term growth and success of the Company. We believe this bifurcation and linkage properly balances the risk, and the tension, between short-and long-term incentives.

In making compensation determinations, we consider each element of compensation in relation to the total amount of compensation paid to the named executive officer. Although we do not have a formal policy with regard to allocating compensation between elements, it is our belief that a substantial portion of the executives’ compensation should be at risk, either through annual or long-term incentive. This helps to align our executives’ interests with the shareholders’ interests and incents the executives to drive profitable growth of our business.

In making compensation decisions with respect to our executive officers, we take into account primarily the following factors (the Compensation Committee may from time-to-time use other factors that it deems appropriate at the time and under the circumstances and, to the extent different factors are used, they will be disclosed in our proxy statement):

•	a mix of total compensation designed to attract, retain and motivate our named executive officers to profitably grow our business;

•	overall Company performance and financial condition;

•	the roles and responsibilities of the position;

•	the qualifications, skills and experience level of the executive officer;

•	the executive officer’s past performance and anticipated future performance;

•	the executive officer’s anticipated future impact on our success;

•	the compensation provided for similar positions by similar companies;

•	compensation trends and competitive conditions in the marketplace;

•

the executive officer’s contributions to furthering the Company’s fundamental values of providing the customer with a superior coffee experience and fostering socially and environmentally responsible business practices; and

•	the degree to which the executive officer embodies the Company’s principles and values.

Role of Compensation and Organizational Development Committee

Our Compensation and Organizational Development Committee (the “Compensation Committee”) makes the final decision with respect to the mix and total amounts of compensation paid to our president and Chief Executive Officer and other named executive officers based primarily on the factors set forth above. The Chief Executive Officer makes recommendations to the Compensation Committee on the mix and total compensation for other Company officers and has the authority to approve the mix and level of compensation for the remainder of the Company’s executives and managers using primarily the same mix of compensation elements.

The Compensation Committee sets the mix of base salary, annual cash and long-term equity incentives for our named executive officers and the financial and non-financial targets under our annual incentive plan. Compensation levels are set such that total incentive compensation, both short- and long-term, represents at least 70% of the Chief Executive Officer’s total compensation package and at least 50% of the total compensation package for other named executives officers. To properly balance the tension between short-(annual) and long-term incentives, we believe that for our Company we should provide more incentive opportunity to our executives through our long-term incentive plan than our short-term incentive plan.

In fiscal 2008, the Compensation Committee relied primarily on tally sheets and other information provided by the Compensation Committee’s consultant, Mercer Human Resource Consulting (“Mercer”), a nationally recognized compensation consultant, to assist it in evaluating our compensation in light of marketplace practices, and ultimately to determine the compensation for our President and Chief Executive Officer and other named executive officers. The data supplied by Mercer was based primarily on its data base of companies with revenues ranging from $500 million to $1 billion so that the Compensation Committee could get a sense of compensation amounts for companies of a size that the Company was at the end of its 2008 fiscal year as well as of a size to which it aspires, with the size of the Company at the end of its 2009 fiscal year being nearly in the middle of such range. The Compensation Committee referred to the material provided by Mercer as a general reference to ensure that our compensation programs meet our overall objectives and remain in line with our compensation philosophy.

Fiscal 2009 continued the trend begun with the fiscal 2008 year of having the Compensation Committee act as the driving force behind our compensation program. As it did in fiscal 2008, the Compensation Committee in 2009 reviewed each element of our compensation program to ensure its consistency with our compensation objectives and marketplace and competitive practices. In making its final determinations the Compensation Committee considered recommendations from our chief executive officer and the data provided by Mercer. In particular, the Compensation Committee relied upon the chief executive officer to help evaluate the performance of our named executive officers with respect to their individual goals. It is our policy that no executive officer participates or makes recommendations regarding his or her own compensation.

During fiscal 2008, the Compensation Committee requested that Mercer prepare an analysis benchmarking and assessing our overall compensation package against marketplace standards. The Compensation Committee’s purpose in requesting this analysis was to ensure that the Company’s compensation practices are competitive in the marketplace and to identify areas where our compensation program could be advanced. The Mercer report used composite survey data, which, based on discussions with management and the Compensation Committee, represented organizations similar in nature to the Company. The survey data used focused on comparable companies in the manufacturing non-durable goods sector with revenues of $500 million to $1 billion. Given the Company’s absolute, and rate of, growth, the Compensation Committee believed it important to re-assess compensation packages to ensure they remain competitive in the marketplace and sufficient to retain top executive talent. The surveys used in Mercer’s analysis were the Mercer, US Global Premium Executive Remuneration Suite, Watson Wyatt/ECS Top Management Survey and The Survey Group Compensation Survey.

The Mercer report provides benchmarking data for the base salary, annual incentives, equity and total compensation paid to each named executive officer against the 25th, 50th and 75th percentiles of composite survey data. The compensation philosophy adopted by the Committee targets total compensation at the 50th percentile (market median) as a guideline for making compensation decisions. The Committee only uses benchmarking as a guideline in making compensation decisions. The Committee reserves the flexibility to pay executives above or below the targeted levels based on the executive’s experience, organizational role, and year-over-year performance and we discuss any such decisions on an individual basis in the following sections. Notwithstanding these targets, each individual has the opportunity to earn amounts greater than the targets, and, in fact, historically, due to the Company’s successful execution of its business plan and the marketplace’s recognition of that success, these opportunities have delivered compensation in amounts in excess of these targets. The Compensation Committee observed that in fiscal 2009, as compared to the larger companies reflected in the survey, the Company’s compensation tended to be either at or below the market median. Going forward, in addition to the Mercer data, the Compensation Committee referred to data from certain other companies believed to emulate some or all of our Company’s growth and success attributes. These companies were: national food and beverage companies—The J. M. Smucker Company, Del Monte Foods Company, McCormick & Company, Inc., Flowers Foods, Inc., Hain Celestial Group, Inc., Hansen Natural Corporation, Lance Inc., J & J Snack Foods Corporation, American Italian Pasta Co., National Beverage Corp., and Diamond Foods, Inc., consumer growth companies—Amazon.com, Inc., Under Armour Inc., Rosetta Stone Inc., and Lululemon Athletica Inc., and consumer growth companies built around a core platform—Research In Motion Ltd. and Netflix, Inc.

Compensation Paid to our Named Executive Officers

Although we discuss each element of compensation under its own heading below, the Compensation Committee determines compensation elements in reference to each named executive officer’s total compensation. The Compensation Committee sets for the chief executive officer, and reviews and approves for other named executives, the appropriate level of base salary and target short- and long-term incentive opportunity. Each element has been set at a level that the Compensation Committee believe provides a competitive level of base salary, total cash compensation, and total compensation.

Base Salary

We pay a base salary designed to attract and retain highly talented individuals and to provide a competitive level of cash compensation for our named executive officers. Base salary amounts for the executive officers reporting to our chief executive officer are recommended to the Compensation Committee by our chief executive officer, based on the compensation factors listed above under the heading “Compensation Overview” along with the Mercer data. The Compensation Committee reviews and approves the recommendations based on its review of the same factors and approves any final recommendations.

We have historically paid a base salary to our named executive officers that approximates the 50th percentile of the market median based on the Mercer data. For fiscal 2009, we provided increases to base salary to the following named executive officers in the following amounts: Mr. Larry Blanford $30,000; Ms. Kathy Brooks, $15,000; Mr. Scott McCreary, $35,000; and Ms. Frances Rathke, $16,000. These increases were intended to keep the base salaries of these executive officers in line with competitive market practices and consistent with our compensation philosophy. Individual increases to base salary are not guaranteed for our named executive officers and are provided only at the discretion of the Compensation Committee after a review of an individual’s performance and market data. In 2009, the primary factors that were used in determining these base pay increases were: roles and responsibilities of the executive, the qualifications, skills and experience level of the executive, the compensation paid for similar positions by similar companies, the compensation trends and competitive conditions in the marketplace, and each executive’s role in the future success of our business.

Annual Incentives

We design our annual incentives to reward our named executive officers for the achievement of Company financial targets and individual goals. We set targets and goals under our shareholder approved annual incentive plan to reward short-term performance and contributions to overall increases in shareholder value. We balance the benefits of the program against the risks that it will cause participants to take actions that, while consistent with the achievement of specified short-term goals, might involve unnecessary or excessive risk to the Company. In fiscal 2009, each of our named executive officers received annual incentives under our short-term incentive plan. The actual amount of annual incentive compensation payable to each named executive officer under the plan is based on a pre-established percentage of base salary (the target amount) and the extent to which certain Company financial goals and individual goals were achieved, as determined by the Compensation Committee. Depending on this determination, an executive may receive an amount that is either at, above or below the target amount of base salary. We discuss below the target percentages of base salary for each of our named executive officers in fiscal 2009, the manner in which financial performance and individual performance was measured, and the relative weights assigned to each in determining payouts.

In fiscal 2009, the target percentage of base salary for each of our named executive officers that participated in the annual incentive plan was as follows: Mr. Blanford 100%, Ms. Rathke 50%, Mr. McCreary 50%, Ms. Brooks 40%, and Ms. Stacy 50% These target percentages were unchanged from fiscal 2008 levels. Based on the Mercer report provided to the Committee the total base salary, plus target cash incentives of the Company’s named executive officers approximated or was slightly below the median. The Committee determined that these ranges were appropriate and not in need of modification at this time.

The target annual incentive bonus is comprised of two elements: enterprise goals and individual goals. Enterprise goals, a combination of consolidated net sales and operating income, account for 75% of the target. Individual goals, which are set at the beginning of the year for each individual and relate to such individual’s function and the needs of the business, account for 25% of the target. Depending on the extent to which the enterprise goals are achieved, the executive can earn up to 150% of that goal. The executive can earn up to 100% of her or his individual goals, based upon the assessment of the Chief Executive Officer.

In fiscal 2009, financial performance for the Company was measured as a combination of the achievement of consolidated net sales and operating income. The threshold to achieve any payout under the financial target required the Company to achieve net sales of approximately $705 million and a net operating profit of approximately $58 million. This threshold would have resulted in a 20% achievement of the enterprise financial target. Below this threshold, the Company’s executives would not have earned any payment for the financial component of the short-term incentive. To reach a 100% achievement of the financial target, the Company had to achieve net sales of approximately $783 million and a net operating profit of approximately $65 million. Under the goals set for the Committee, the maximum achievement level possible for the financial targets was set at 150%. In fiscal 2009, the Company’s net sales were approximately $803 million and operating profit was approximately $79 million (exclusive of the $17 million patent litigation settlement received in October 2008) which resulted in a 123% achievement of the corporate goal.

Individual performance is based on actual performance versus pre-established goals set at the beginning of the year. These goals for each named executive officer, except for the chief executive officer, are recommended by the chief executive officer and reviewed, modified, if necessary, and approved by the Compensation Committee. The Compensation Committee determines the goals for the chief executive officer. The chief executive officer provided recommendations on the level of individual goal achievement for all named executive officers other than himself, based on a review of the factors under the heading “Compensation Overview.” The Compensation Committee evaluated the performance of the chief executive officer. In fiscal 2009, the Company paid at a range of 92% to 100% for individual component of the annual incentive plan. The Compensation Committee designs the individual goals with the intent that they will result in some level of achievement, but so that it will be difficult to obtain 100% achievement. In fiscal 2008, the Committee awarded achievement levels between 91% and 100%.

Below is a summary of the types of individual goals that were in place for each named executive officer for 2009.

Larry Blanford—Manage the penetration of the Keurig single cup brewing system and the K-Cup portion pack demand stream; ensure the enterprise has, and put processes in place to ensure the enterprise continues to have, sufficient talent to manage the current business as well as be prepared for the future and the growth anticipated; ensure access to sufficient capital to support enterprise growth initiatives; continue to be the voice for the enterprise and a beacon for the Company’s values; and successfully integrate the acquisition of the Tully’s brand and wholesale business.

Frances Rathke—Ensure appropriate short and long term capital structure and resources to support the current business and anticipated growth; actively participate in the integration of the Tully’s wholesale operation into the enterprise; refine financial analysis processes across the enterprise for internal consistency and transparency; and maximize effectiveness of investor relations function.

Michelle Stacy—Ensure an adequate new product stream for the Keurig business unit and effective roll-out plans for such new products; define and create a plan to ensure organizational readiness for anticipated business unit growth and business unit’s integration with the enterprise; and effectively manage roaster partner relationships.

Scott McCreary—More fully integrate the Company’s corporate responsibility message and initiatives into the Specialty Coffee business unit’s operations; effectively manage the integration of the Tully’s brand and wholesale business; effectively introduce the sale of K-Cup portion packs in the grocery channel; ensure the efficient and timely start-up of the Knoxville, Tennessee manufacturing facility; define and develop an optimized, but scalable, multi-site manufacturing and distribution strategy; and develop a new product development strategy and install or acquire the resources to support the strategy.

Kathy Brooks—Facilitate the design and implementation of an executive competency model; design and implement programs to sustain corporate culture; collaborate with the Company’s corporate social responsibility function to integrate initiatives into the organizational core; design and implement an enterprise-wide talent management process and ensure each business unit has resources to sustain them; collaborate with the Compensation Committee of the Board of Directors to recommend and, as appropriate revised, the Company’s total rewards system to ensure the continued ability of the Company to attract and retain appropriate talent for the enterprise.

The actual total annual incentive payouts as a percentage of base salary as compared to the pre-established target bonus levels for each of our named executive officers determined utilizing the financial target and individual performance achievement components described above are reflected in the chart below.

	Annual Incentives
Named Executive Officer	Target	Actual
Lawrence Blanford	100	117
Kathy Brooks	40	46
Scott McCreary	50	59
Frances Rathke	50	58
Michelle Stacy	50	57

Long-Term Incentives

We provide long-term equity compensation opportunities to our named executive officers (1) to provide a link between compensation and shareholder value and (2) as a valuable retention component as the executive forfeits any unvested portion of the long-term equity component (currently only stock options) when she or he terminates employment with the Company prior to it being vested. In addition, we believe our long-term incentives balance nicely with the short-term incentives and provokes appropriate executive conduct in light of the related risk of encouraging participants to take action that while consistent with the achievement of long-term goals might involve unnecessary or excessive risk for the Company. It is the Company’s policy that long-term equity grants are made on the date of the annual shareholders meeting with an exercise price equal to the market price at the close of business on that date. In fiscal 2009, the long-term equity component for our named executive officers were in the form of stock option grants from the Company’s 2006 Incentive Plan, approved by our shareholders in 2006.

The Compensation Committee approves all long-term incentive grants and awards to named executive officers. The amount of each stock option grant is designed to deliver a targeted amount of compensation over the life of the stock option. This amount is a target percentage of base salary determined by the Compensation Committee after a review of Mercer’s market data and the duties and responsibilities of each named executive officer. The target percentage in fiscal 2009 was set to provide compensation approximately at the median. The Compensation Committee determined that these targets should provide a greater opportunity than the named executive officer’s short-term incentives. The Compensation Committee believes that this bifurcation and balance between short (annual) and long-term incentive appropriately captures the risk profile for each type of compensation. For fiscal 2009, the target percent of base salary for each of the named executive officers were: Mr. Blanford 150%; Ms. Rathke 80%; Mr. McCreary 80%; Ms. Brooks 60% and Ms. Stacy 80%. In fiscal 2009, stock option grants were made at those recommended target levels, based on Black-Scholes valuation, for the chief executive officer and the named executive officers.

It is not guaranteed that executives will receive stock option grants in any given year. However, the Compensation Committee expects that the named executive officers will typically receive these stock option grants provided that the performance of each of the named executive officer is in line with the Compensation Committee’s expectations, with respect to the chief executive officer’s performance, and, the chief executive’s expectations, with respect to the named executive officers’ performance. In determining whether stock options are granted at any given level, the chief executive officer provides recommendations for all named executive officers other than himself, based on a review of the factors under the heading “Compensation Overview.” These recommendations are then reviewed, discussed and if agreed, approved by the Compensation Committee. The Compensation Committee evaluates Mr. Blanford’s performance without his participation. The primary factors that were used in determining the level of the stock option grants were the Company’s overall performance and financial condition and each executive’s contribution to these metrics. For the named executive officers, grants of stock options were made on March 12, 2009.

During fiscal 2009 and in prior years, the Committee has considered utilizing a mix of awards under the equity incentive plan, but continues to believe that stock options have the most direct link with, and provides the most direct incentive to, increase shareholder value. The Compensation Committee will continue to consider the use of alternate awards.

Other Compensation

Potential Payments upon a Termination as the result of a Change of Control

In fiscal 2008, the Committee adopted a change of control plan for all named executive officers and certain other designated participants. The Committee believes the plan serves the important function of assisting in retaining high quality executives and keeping them focused on their responsibilities during any period in which a change of control may be contemplated or pending.

Employee Stock Purchase Plan

The Company maintains an employee stock purchase plan that is currently available to all employees with one year or more of service who is at least twenty-one years of age. Due to the small amounts involved, the Committee did not consider these amounts material in setting total compensation for our named executive officers.

Retirement Plan

We offer all employees two retirement programs, a 401(k) plan and an Employee Stock Ownership Plan (ESOP). Both plans are qualified plans under IRS regulations and benefits provided under these programs for executives are the same as for all other employees. The ESOP has a limited number of shares available and has a modest (less than $2,000) annual contribution to the named executive officers. Due to the small amounts involved, the Committee did not consider these amounts material in setting total compensation for our named executive officers. The 401(k) plan is a defined contribution plan available to all employees and the Committee did not consider amounts under this plan in setting total compensation for our named executive officers.

Deferred Compensation Plan

Currently we offer a deferred compensation plan but no named executive officers elected to defer any compensation into the program for fiscal 2009.

Perquisites

In fiscal 2009, the Company offered no perquisites to its named executive officers that are not generally available to all employees other than as noted above.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation that is not considered to be performance-based or because it is not paid pursuant to a shareholder-approved plan. The Compensation Committee believes that in establishing the cash and equity incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration. Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or share-based awards in the form of restricted stock, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Compensation Committee believes it is important to maintain incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible because of the Section 162(m) limitation. In fiscal year 2009, our short term incentive plan was approved by our shareholders. This plan is designed with the intent to allow us to take advantage of the performance-base compensation exception under Section 162(m).

Stock Ownership/Holding Guidelines

Named Executive Officers. The Compensation Committee has discussed ownership and holding guidelines for the named executive officers. Since all executives currently have a substantial amount of their overall portfolio in or tied to Company stock, the Compensation Committee felt that it was unnecessary to impose an ownership or holding guideline for the named executive officers at this time. The Compensation Committee will continue to revisit this policy on an annual basis.

Directors. The Company has an ownership and holding guideline for directors which suggests stock holdings valued at a minimum of three times the annual retainer (currently $30,000). All Directors, except Mr. Daft who was elected in December 2009, have satisfied this ownership and holding guideline. The Compensation Committee believes this guideline aligns the interests of each member of the board of directors with the interests of the Company’s shareholders.

Executive Compensation

The following tables provide information concerning compensation for the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly-paid executive officers as of September 26, 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Option awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Lawrence J. Blanford,	2009	601,077	707,351	802,314	22,350	2,133,092
President and Chief Executive Officer	2008	573,750	589,160	574,562	26,312	1,763,784
	2007	216,058	176,641	239,727	114,720	747,146

Kathryn S. Brooks,	2009	230,077	108,576	122,239	5,645	466,537
Vice President	2008	216,543	90,557	92,567	7,322	406,989
	2007	212,499	61,556	59,323	13,917	347,295

Scott McCreary,	2009	290,846	175,875	182,941	7,652	657,314
President, Specialty Coffee Business Unit	2008	262,269	123,126	238,023	8,251	631,669
	2007	258,981	79,050	177,744	15,519	531,294

Frances G. Rathke,	2009	305,815	180,963	242,074	7,145	735,997
Chief Financial Officer	2008	290,177	150,761	196,354	8,952	646,244
	2007	256,154	92,400	174,943	115,399	638,896

Michelle Stacy, President, Keurig, Incorporated(4)	2009	302,788	173,139	115,877	7,350	599,154

(1)	Reflects the total amounts earned for 2009 under the 2006 Incentive Plan. For fiscal 2009 amounts were paid to participants in December 2009.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes for fiscal 2009, 2008 and 2007, in accordance with SFAS 123R. Pursuant to rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The underlying valuation assumptions for option awards are further disclosed in notes 2 and 16 to our audited financial statements filed with our Annual Report on Form 10-K for fiscal 2009 and notes 2 and 13 to our audited financial statements filed with our Annual Report on Form 10-K for fiscal 2008 and 2007.

(3)	The table following these footnotes below provides the details for the “All Other Compensation” column.

(4)	Ms. Stacy was hired by the Company in November 2008 and therefore no information is presented for the fiscal years prior to fiscal 2009.

The following table provides details for the “All Other Compensation” column in the table above for fiscal 2009.

Name	Fiscal Year	401(k) match ($)	Perquisites ($)	Other ($)		Total ($)
Lawrence J. Blanford	2009	7,350	—	15,300	(1)	22,350
Kathryn S. Brooks	2009	5,645	—	—		5,645
R. Scott McCreary	2009	7,652	—	—		7,652
Frances G. Rathke	2009	7,145	—	—		7,145
Michelle Stacy	2009	7,350	—	—		7,350

(1)	Represents an allowance for supplemental life and disability insurance costs.

GRANTS OF PLAN-BASED AWARDS IN 2009

The following table provides information on potential payouts under our non-equity incentive plan (2006 Incentive Plan annual bonus opportunity) and equity grants (stock options) to our named executives with respect to awards or grants made in fiscal 2009.

Name of Executive	Grant date	Estimated future payouts under non-equity incentive plan ($)			All other option awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Options Awards ($ per share)	Full Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold(3)	Target	Maximum
Lawrence J. Blanford	3/12/09	90,750	605,000	831,875	66,300	27.40	933,504
Kathryn S. Brooks	3/12/09	14,040	93,600	128,700	10,350	27.40	145,728
R. Scott McCreary	3/12/09	22,500	150,000	206,250	17,550	27.40	247,104
Frances G. Rathke	3/12/09	23,250	155,000	213,125	18,150	27.40	255,552
Michelle Stacy	3/12/09	25,125	167,500	230,313	8,250	27.40	116,160
Michelle Stacy	11/03/08	—	—	—	52,500	18.58	478,275

(1)	All option grants in fiscal 2009 were made under the Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan, as amended and vest and become exercisable ratably in four equal annual installments beginning on the first anniversary of the grant date except for Ms. Stacy’s 11/03/08 grant, which was an inducement grant.

(2)	This column shows the full grant date value of stock options, as calculated using the Black-Scholes model. For information on the valuation assumptions, please refer to notes 2 and 16 of the Company’s financial statements in the form 10-K for the year ended September 26, 2009. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	Achievement of $705 million in sales and $58 million in operating profits would result in a payout at the Threshold level.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The following table provides information on the holdings of stock option awards by the named executives as of September 26, 2009. Each grant is shown separately for each named executive.

Name of executive	Grant date	Number of securities underlying unexercised options—Exercisable	Number of securities underlying unexercised options—Unexercisable (1)	Option exercise price ($)	Option expiration date
Lawrence J. Blanford	5/04/2007	126,000	189,000	15.72	5/04/2017
	3/13/2008	—	72,786	18.25	3/13/2018
	3/12/2009	—	66,300	27.40	3/12/2019
Kathryn Brooks	10/01/2001	22,500	—	5.33	10/1/2011
	3/04/2002	11,250	—	4.22	3/04/2012
	10/01/2002	450	—	2.87	10/01/2012
	12/14/2004	18,000	—	5.24	12/14/2014
	5/3/2006	26,662	8,888	8.84	5/03/2016
	6/14/2007	8,550	8,550	15.94	6/14/2017
	3/13/2008	3,637	10,913	18.25	3/13/2018
	3/12/2009	—	10,350	27.40	3/12/2019
R. Scott McCreary	9/25/2004	195,010	—	4.40	9/25/2014
	4/01/2006	270	180	8.83	4/01/2016
	5/03/2006	33,750	11,250	8.84	5/03/2016
	6/14/2007	13,725	13,725	15.94	6/14/2017
	3/13/2008	5,812	17,438	18.25	3/13/2018
	3/12/2009	—	17,550	27.40	3/12/2019
Frances G. Rathke	10/31/2003	112,500	—	4.75	10/31/2013
	12/14/2004	18,000	—	5.24	12/14/2014
	4/01/2005	360	90	5.34	4/01/2015
	5/03/2006	63,112	21,038	8.84	5/03/2016
	6/14/2007	15,750	15,750	15.94	6/14/2017
	3/13/2008	6,450	19,350	18.25	3/13/2018
	3/12/2009	—	18,150	27.40	3/12/2019
Michelle Stacy	11/3/2008	—	52,500	18.58	11/3/2018
	3/12/2009	—	8,250	27.40	3/12/2019

(1)	All options vest and become exercisable ratably in four equal annual installments beginning on the first anniversary of the grant date, except for the grant made to Mr. Blanford on May 4, 2007, which was an inducement award and vests in five equal annual installments, beginning on the first year anniversary of the grant.

OPTION EXERCISES IN FISCAL 2009

The following table provides information for the named executives set forth in such table with respect to stock option exercises made during fiscal 2009 by such officer.

Name of the executive	Number of shares acquired upon exercise	Value realized on exercise ($)
Lawrence J. Blanford	24,262	977,824
Kathryn Brooks	90,000	2,865,051
R. Scott McCreary	30,000	688,200

NON-MANAGEMENT DIRECTORS’ COMPENSATION IN FISCAL 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards (2)(3) ($)	Aggregate Awards Outstanding (4)	Total ($)
Barbara Carlini	—	51,000	58,915	106,599	109,915
William D. Davis	52,750	17,000	58,915	55,098	128,665
Jules A. del Vecchio	44,000	—	58,915	69,600	102,915
Michael J. Mardy	58,500	—	47,688	24,600	106,188
Hinda Miller	—	53,500	58,915	71,850	112,415
Dave E. Moran	43,000	—	58,915	58,350	101,915
Robert P. Stiller	92,000	—	434,110	316,243	526,110

(1)	Represents value of director fees paid as phantom stock units under the 2002 Deferred Compensation Plan.

(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2009 fiscal year for the fair value of options granted to directors in fiscal 2009 and prior fiscal years, in accordance with FAS123R. The fair value was estimated using the Black-Scholes model. For information on the valuation assumptions, please refer to notes 2 and 16 of the Company’s financial statements in the Form 10-K for the year ended September 26, 2009 as well as Form 10-Ks related to prior years.

(3)	In fiscal 2009, the Company granted ten-year non-statutory options to purchase 4,500 shares each to Messrs. Davis, del Vecchio, Mardy, Moran and Stiller, and to Ms. Miller and Ms. Carlini. All of these options are exercisable at $27.40 per share and vest ratably in four equal annual installments beginning on the first anniversary of the date of grant. The grant date fair value of these options, for each Director, as determined under FAS 123R, was $14.08 per share. In addition, Mr. Stiller received a one-time stock option grant of 30,643 shares at an exercise price of $26.11 per share in recognition of his important role in the successful transition to a new chief executive officer. The grant date fair value of these options, as determined under FAS 123R, was $13.08 per share.

(4)	Represents the aggregate number of stock awards and stock option grants outstanding as of September 26, 2009.

Directors who are also employees of the Company do not receive compensation for serving as directors. Directors who are not employees of the Company are paid a retainer and are reimbursed for ordinary and necessary travel expenses incurred in connection with attendance at each Board meeting. The annual retainer for directors in fiscal 2009 was $30,000. In fiscal 2009, each non-employee director earned $2,000 per regularly schedule meeting attended (which includes all meetings attended around and including a meeting of the Board of Directors) and $1,000 per committee meeting which is held on days not in conjunction with regularly scheduled board meetings. In addition, in fiscal 2009, the Board increased the additional retainer paid to Mr. Davis as Lead Director to $12,500, and as Chair of the Compensation and Organizational Development Committee to $6,250, to Mr. Mardy as Chair of the Audit and Finance Committee to $7,500, and Ms. Miller as Chair of the Governance and Nominating Committee to $4,250 and as Chair of the Social and Environmental Responsibility Committee to $4,250. These increases were effective for only the second half of fiscal 2009. Mr. Stiller received a retainer of $50,000 as Chairman of the Board of Directors.

During fiscal 2009, Mses. Carlini and Miller participated in the Company’s 2002 Deferred Compensation Plan, deferring 100% of all retainer and fees received in fiscal 2009. Mr. Davis participated in the 2002 Deferred Compensation Plan in calendar 2008 and deferred $17,000 of his fiscal 2009 board retainer and fees.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have employment agreements with Mr. Blanford and Ms. Rathke that provide for payments in certain circumstances in connection with such officer’s termination or a change of control. Ms. Brooks, Mr. McCreary and Ms. Stacy participate in our 2008 Change-in-Control Severance Benefit Plan which provides payments upon termination in certain circumstances following a change of control. Ms. Brooks and Mr. McCreary also have offer letters that provide for payments upon their termination under certain circumstances. The following narrative and accompanying tables set forth triggering events for these payments and the estimated aggregate payment obligations to each of our named executive officers.

In calculating the payments in the tables below, we have used the following assumptions:

•	We assumed the event triggering the payment obligation occurred on September 26, 2009, the last business day of the fiscal year.

•	We valued stock options using the closing price of our common stock on September 26, 2009, the last business day of the fiscal year, which was $68.93 per share.

•	We used the same assumptions for valuing health care benefits that we use for our financial reporting under generally accepted accounting principles.

•

We included an estimated tax gross-up payment for an excise tax relating to a termination and a change of control for Mr. Blanford, who is the only one of our named executive officers eligible to receive a tax gross-up payment utilizing our aforementioned assumptions. For purposes of calculating the estimated tax gross-up payment, we assumed (i) that all outstanding stock options were immediately vested and were cashed out at their spread value ($68.93 per share minus the option exercise price) and (ii) that option awards made to Mr. Blanford within the twelve months preceding September 26, 2009 should not be treated as having been made in connection with the change in control.

Mr. Blanford

Mr. Blanford’s employment agreement uses the following definitions:

“Cause” is defined as (i) Mr. Blanford’s substantial and ongoing failure to perform (other than by reason of disability), or gross negligence in the performance of, his duties and responsibilities to the Company or any of its affiliates; (ii) material breach by Mr. Blanford of any provision of his employment agreement or any other agreement with the Company or any of its affiliates, provided that Mr. Blanford has been given a reasonable opportunity to cure any such material breach after notice from the Company, and such material breach has not been cured by Mr. Blanford; (iii) fraud, embezzlement or other dishonesty with respect to the Company or any of its affiliates; (iv) other conduct by Mr. Blanford that is substantially harmful to the business, interests or reputation of the Company or any of its affiliates; or (v) commission of a felony involving moral turpitude.

“Good Reason” is defined as (i) removal of Mr. Blanford, without his consent, from the position of President and Chief Executive Officer of the Company; (ii) failure of the Board to nominate Mr. Blanford as a director of the Company during his term of employment; (iii) material diminution in the nature or scope of Mr. Blanford’s responsibilities, duties or authority; (iv) any relocation of the Company’s headquarters outside of Vermont without Mr. Blanford’s consent; (v) material failure of the Company to provide him his base salary, bonuses, and employee benefits in accordance with the terms of Section 4 of his employment agreement; or (vi) any other material breach of Mr. Blanford’s employment agreement by the Company.

The events that constitute a change of control under Mr. Blanford’s employment agreement are those that constitute a “change of control” under the regulations to Internal Revenue Code Section 409A. In general, subject to certain qualifications and additional rules set forth in the regulations to Internal Revenue Code Section 409A, the following will constitute a “change of control” under his employment agreement:

•

any one person, or more than one person acting as a group acquires ownership of our common stock that, when added to common stock already owned by that person or group, results in that person or group holding more than 50% of the total fair market value or total voting power of our common stock;

•

any one person, or more than one person acting as a group acquires (or has acquired during the prior 12-month period) ownership of our common stock that results in that person or group holding 30% or more of the total voting power of our common stock;

•

a majority of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our board members before the date of the appointment or election; or

•

any one person, or more than one person acting as a group acquires (or has acquired during the prior 12-month period) from us assets with a total gross fair market value equal to or more than 50% of our assets’ total gross fair market value immediately before such acquisition or acquisitions.

Under Mr. Blanford’s employment agreement, he is entitled to a gross-up payment from the Company for any “golden parachute” excise tax pursuant to section 280G and the related provisions of the Internal Revenue Code on account of payments and benefits associated with a change in control under his employment agreement to the extent the payments and benefits owed to him subject to the excise tax exceed by at least 10% the maximum amount he could receive without being subject to the excise tax. If the aggregate amount of these payments and benefits that would otherwise be subject to the excise tax is below this threshold, the employment agreement provides that the payments and benefits will be cut back to the maximum amount he could receive without being subject to the excise tax. Mr. Blanford’s employment agreement also contains a standard perpetual confidentiality provision as well as customary non-competition and non-solicitation covenants for the term of the his employment and for 18 months after any termination thereof.

The specific payments to which Mr. Blanford is entitled under the various termination scenarios provided for in his employment agreement are set forth below:

If Mr. Blanford’s employment is terminated by the Company other than for cause or by Mr. Blanford for good reason, he would be entitled to severance benefits equal to (i) a continuation of 12 months of base salary at the rate in effect upon termination, (ii) a pro-rated portion of his annual incentive bonus in an amount to be determined following the year in which the incentive bonus would have been earned but for the termination, in accordance with the terms set forth in the Senior Executive Officer Short Term Incentive Plan under the 2006 Incentive Plan and (iii) the premium cost of Mr. Blanford’s continued participation, if any, in the Company’s group medical and dental plans under COBRA for a period of 12 months following the date of termination, provided that Mr. Blanford is entitled to continue such participation under applicable law and plan terms. If Mr. Blanford is terminated by the Company other than for cause or by Mr. Blanford for good reason within 9 months prior to and in connection with an anticipated change in control of the Company, Mr. Blanford, if the change in control actually occurs within nine months following such termination, would be entitled to the foregoing benefits plus a lump-sum payment, within 30 days following the change in control, equal to 24 months of base salary less the base salary already paid or to be paid, a continuation of any of Mr. Blanford’s or his qualified beneficiaries medical and dental premium payments for 24 months rather than the 12 month period that would otherwise apply, provided that Mr. Blanford and his qualified beneficiaries are entitled to continue participation in the underlying benefit programs under applicable law and plan terms, and an acceleration of outstanding equity awards.

If Mr. Blanford is terminated by the Company other than for cause or Mr. Blanford terminates for good reason within 12 months following a change in control of the Company, Mr. Blanford would be entitled to a lump-sum payment equal to 24 months of base salary, plus payment for a period of up to 24 months by the Company of the premium cost of Mr. Blanford’s participation, if any, in the Company’s group medical and dental plans under COBRA, provided that Mr. Blanford and his qualified beneficiaries are entitled to continued participation in those programs under applicable law and plan terms, plus an acceleration of outstanding equity awards. Equity awards that are accelerated on account of a change in control would remain exercisable for 24 months from the date of termination.

If Mr. Blanford were to terminate his employment with the Company other than for good reason and within 6 months following a change in control, he or his estate would be entitled to receive, 6 months after termination or upon death if earlier, a lump sum payment equal to 12 months of base salary, and payment for a period of up to 12 months by the Company of the premium costs of Mr. Blanford’s and his qualified beneficiaries’ group medical and dental plans under COBRA, provided that Mr. Blanford and his qualified beneficiaries are entitled to such continued participation in those programs under applicable law and plan terms.

In the event of Mr. Blanford’s death during the term of his employment agreement, the Company shall pay the monthly premium costs to continue medical and dental insurance for Mr. Blanford’s immediate family pursuant to the federal law commonly known as COBRA, for a period of thirty-six (36) months; and, if death occurs following termination of employment and a timely COBRA election has been made, the Company shall pay such monthly premium costs for a total of thirty-six (36) months, measured from the date of termination and the Company shall also assist Mr. Blanford’s beneficiaries and/or estate to obtain the life insurance death benefit which shall be no less than the Blanford’s base salary provided in his employment agreement.

	Cash Severance Payments	Acceleration of Stock Options	Health and Welfare	280G Excise Tax Gross-Up	Total Termination Payments
Lawrence J. Blanford
• Termination by the Company without cause or by Mr. Blanford for good reason (“Involuntary termination”)	1,312,351	—	14,839	N/A	1,327,190
• Involuntary termination within 9 months prior to a change of control	1,917,351	16,504,093	29,679	2,428,848	20,879,971
• Involuntary termination within 12 months following a change of control	1,210,000	16,504,093	29,679	2,043,790	19,787,562
• Termination by Mr. Blanford within 6 months following a change of control	605,000	16,504,093	14,839	1,706,489	18,830,421
• Death	—	—	44,518	—	44,518

Ms. Rathke

Ms. Rathke’s employment agreement uses the following definitions:

“Cause” is defined as: (i) failure to perform and discharge, faithfully, diligently, and to the best of her abilities, the duties and responsibilities set forth in her employment agreement, (ii) conduct that violates a material policy or procedure applicable to or adopted by the Company, (iii) dishonest or unethical conduct which is injurious to the Company, monetarily or otherwise, (iv) willful misconduct or gross negligence that is injurious to the Company, monetarily or otherwise, (v) conviction of a misdemeanor involving moral turpitude or of a felony under the laws of the United States or any state or political subdivision thereof, (vi) continued unauthorized absence from work, or (vii) material breach of any of the provisions of the employment agreement, if such breach is not cured within 30 days after written notice thereof is delivered to Ms. Rathke by the Chief Executive Officer.

“Good Reason” is defined as (i) failure of the Company to continue Ms. Rathke in the position she had prior to the date of a change of control, (ii) diminution in the nature or scope of Ms. Rathke’s responsibilities, duties or authority existing prior to the date of a change of control, or (iii) failure of the Company to provide the base salary, bonus, and benefits and perquisites in accordance with the terms of Ms. Rathke’s employment agreement, as in effect immediately prior to a change of control.

“Change of Control” means, (i) a sale, transfer or other conveyance by the Company of all or substantially all of its assets whereby any person is or becomes beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities

(except if such beneficial owner is Mr. Robert P. Stiller or his affiliates, directly or indirectly), (ii) a merger or consolidation by or with the Company in which the Company is not the surviving corporation following such merger or consolidation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) 60% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation affected to implement a recapitalization of the Company (or similar transaction) in which Mr. Robert P. Stiller or his affiliates, directly or indirectly, continues to beneficially own at least 10% or more of the combined voting power of the Company’s then outstanding securities, (iii) the implementation of any plan or proposal for the liquidation or dissolution or other winding up of the Company, or (iv) the failure of Mr. Robert P. Stiller or his affiliates, directly or indirectly, to continue to beneficially own securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding securities.

In the event the Company terminates Ms. Rathke’s employment for any reason other than cause, the Company is obligated to (i) continue to pay Ms. Rathke salary for 12 months, (ii) pay Ms. Rathke’s otherwise payable annual cash bonus in an amount no less than the preceding year’s annual cash bonus, (iii) continue Ms. Rathke’s participation in the Company’s group medical and dental insurance plans under COBRA for a period up to 12 months from the date of termination (iv) pay up to $10,000 dollars in outplacement services, and (v) accelerate outstanding equity awards that would have vested within six months of Ms. Rathke’s termination.

In case of a change in control, if Ms. Rathke terminates her employment for good reason, she is entitled (i) to a lump sum payment equal to one and a half times each of her (A) annual salary and (B) her previous year’s annual cash bonus (ii) continued participation in the Company’s group medical and dental insurance plans under COBRA for a period up to 12 months from the date of termination (iii) up to $10,000 dollars in outplacement services and (iv) acceleration of outstanding equity awards.

	Cash Severance Payments	Acceleration of Stock Options	Health and Welfare	Outplacement Services	Total Termination Payments
Frances G. Rathke
• Termination by the Company without cause	490,963	515,308	14,716	10,000	1,030,986
• Change of control followed by termination by Ms. Rathke for good reason	736,444	3,838,917	14,716	10,000	4,600,076

Mses. Brooks and Stacy and Mr. McCreary

Mses. Brooks and Stacy, and Mr. McCreary are participants in the Company’s 2008 Change-in-Control Severance Benefit Plan (the “Change-in-Control Plan”).

The Change-in-Control Plan uses the following definitions:

“Cause” means in the case of any participant, any or any combination of the following: (i) commission by the participant of a crime involving moral turpitude, or of a felony; (ii) gross neglect by the participant of his or her duties (other than as a result of incapacity resulting from physical or mental illness or injury) that continues for thirty (30) days after the Company gives written notice to the participant thereof; or (iii) an act of dishonesty or breach of faith in the conduct by the participant of his or her duties for the Company that is materially injurious to the Company.

“Change in Control” means an event where (a) any person (excluding Robert P. Stiller or members of his family and trusts for their benefit) become the beneficial owner, directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the Board on a fully-diluted basis provided, that if a person becomes the “beneficial owner” of 35% or more but less than 50% of the equity securities of the Company entitled to vote for members of the Board on a fully-diluted basis, no Change in Control shall be deemed to have occurred by reason thereof under this paragraph (a) if within fifteen (15) days of being advised that such ownership level has been reached, a majority of the incumbent directors then in office adopt a resolution approving the acquisition of that level of securities ownership by such person; (b) there is consummated a reorganization, merger or consolidation involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”) unless, following such Business Combination, (i) the persons who were the beneficial owners of the equity securities of the Company entitled to vote for members of the Board beneficially own, directly or indirectly, more than 50% of the equity securities entitled to vote generally in the election of directors (or the equivalent) of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the equity securities of the Company entitled to vote for members of the Board, (ii) no person (excluding any entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the equity securities entitled to vote generally in the election of directors (or the equivalent) of the entity resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or the equivalent) resulting from such Business Combination were incumbent directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (c) the shareholders of the Company approve a complete liquidation or dissolution of the Company.

Any of the following constitute “Good Reason”: (a) any action by the Company which results in a material diminution in participant’s position, authority, duties or responsibilities immediately prior to the Change in Control; provided, however, that any reduction in size or nature of the Company’s business by reason of a sale or transfer of some or all of the business of the Company or any of its subsidiaries or other reduction in its business or that of its subsidiaries, or the fact that the Company shall become a subsidiary of another company or the securities of the Company shall no longer be publicly traded, shall not, in and of itself, constitute Good Reason hereunder; (b) any material reduction in the participant’s rate of annual base salary; (c) any material reduction in the retirement and welfare benefits made available to the participant or any materially adverse change in the terms on which those benefits are made available; or (d) any requirement by the Company that the participant be based at any office or location that is more than 50 miles distant from the participant’s base office or work location immediately prior to the Change in Control.

The Change in Control Plan provides that if a Change of Control occurs and a covered employee’s employment is terminated by the Company without Cause or by the covered employee for Good Reason in the twelve months immediately following, or in the three months immediately prior to, the Change in Control, the covered employee will be entitled to the following payments and benefits:

•

A lump sum payment equal to 12 months of the covered employee’s base salary then in effect and the greater of (i) the average of the annual incentive bonuses paid in cash to the covered employee by the Company in the three most recent fiscal years ended prior to the date of the covered employee’s termination or the date of the Change in Control, if greater or (ii) the covered employee’s target annual incentive bonus for the fiscal year in which the Change in Control occurs.

•	A lump sum payment equal to the pro-rata share of the covered employee’s target bonus for the year in which the termination occurs.

•	Full vesting of any stock options or other stock-based award held by the covered employee prior to the Change in Control.

•	Continued health and dental benefits coverage for 12 months following the Change in Control.

If any of these payments or benefits would be subject to the federal excise tax for “excess parachute payments” described in Section 4999 of the Internal Revenue Code, the lump sum cash payments payable to a covered employee will be reduced if such reduction maximizes the covered employee’s total after-tax payments.

No covered employee is eligible to receive benefits payable under the Change in Control Plan if he or she is a party to an employment agreement, severance agreement, change in control agreement or similar agreement with the Company or any of its subsidiaries that provides for payments or benefits in connection with a change of control of the Company unless the covered employee waives his or her rights under such agreement.

Mses. Brooks and Stacy and Mr. McCreary are also party to employment offer letters, which provide that in the event that Ms. Brooks, Ms. Stacy or Mr. McCreary’s employment is terminated by the Company for any reason other than willful misconduct or fraud the Company is required to pay severance to such officer equal to one year’s salary then in effect, payable over twelve-months.

	Cash Severance Payments(1)	Acceleration of Stock Options	Health and Welfare	Outplacement Services	Total Termination Payments
Kathryn S. Brooks
• Termination by the Company for any reason other than willful misconduct or fraud	234,000	—	—	—	234,000
• Termination without Cause or for Good Reason in the twelve months immediately following, or in the three months immediately prior to, a Change of Control	370,377	1,970,051	14,839	—	2,355,267
Scott McCreary
• Termination by the Company for any reason other than willful misconduct or fraud	300,000	—	—	—	300,000
• Termination without Cause or for Good Reason in the twelve months immediately following, or in the three months immediately prior to, a Change of Control	407,154	3,026,728	14,839	—	3,448,721
Michelle Stacy
• Termination for reason other than cause or good reason	508,139	—	14,839	10,000	532,978
• Termination without Cause or for Good Reason in the twelve months immediately following, or in the three months immediately prior to, a Change of Control	675,639	2,985,998	14,839	—	3,676,476

(1)	For purposes of this table, the cash severance payments to Ms. Brooks and Mr. McCreary were reduced by $65,799 and $218,721, respectively, in order to maximize their total after-tax payments in accordance with the terms of the Change-in-Control Plan described above. In determining whether and, where applicable, the extent to which payments would be subject to the federal excise tax for “excess parachute payments”, we assumed that option awards made to each named executive officer within the twelve months preceding September 26, 2009 should not be treated as having been made in connection with the change in control.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of January 13, 2010 for (1) each person known by the Company to own beneficially 5% or more of the outstanding shares of its common stock, (2) each of the Company’s directors and nominees, (3) each Named Executive Officer and (4) all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Stock Options Exercisable within 60 days	Percent Ownership of Common Stock Outstanding
Lawrence J. Blanford(1) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	6,665	166,838	less than 1%

Barbara D. Carlini(2) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	—	90,000	less than 1%

William D. Davis(3) c/o Learning Care Group 21333 Haggerty Road Suite 300 Novi, MI 48375	310,035	38,298	less than 1%

Jules A. del Vecchio c/o New York Life Insurance Co. 51 Madison Avenue New York, NY 10010	84,074	52,800	less than 1%

Michael Mardy c/o Tumi, Inc. 1001 Durham Avenue South Plainfield, NJ 07080	1,500	11,175	less than 1%

Hinda Miller(4) c/o Deforest Concepts 84 Deforest Heights Burlington, VT 05401	29,484	55,453	less than 1%

David E. Moran 16 Tamarack Place Greenwich, CT 06831	2,961	41,550	less than 1%

Robert P. Stiller(5) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	6,495,781	188,710	14.9%

Kathryn S. Brooks(6) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	22,311	97,274	less than 1%

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Stock Options Exercisable within 60 days	Percent Ownership of Common Stock Outstanding (%)
R. Scott McCreary(7) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	23,799	258,757	less than 1%

Frances G. Rathke(8) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	17,201	227,159	less than 1%

Michelle Stacy c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	316	15,187	less than 1%

Douglas Daft(9) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	—	58	less than 1%

FMR LLC(10) 82 Devonshire Street Boston, MA 02109	5,615,916	—	12.9%

Lone Pine Capital LLC(11) Two Greenwich Plaza Greenwich, CT 06830	3,803,287	—	8.7%

All directors and executive officers as a group (15 persons)(12)	6,998,519	1,295,408	18.4%

(1)	Includes 51 shares of common stock which have been allocated to an account established for Mr. Blanford pursuant to the ESOP and over which he exercises sole voting power.

(2)	Includes 7,950 phantom stock units earned under the 2002 deferred compensation plan.

(3)	Includes 10,923 phantom stock units earned under the 2002 deferred compensation plan. Also includes 14,080 shares held by Mr. Davis’ spouse.

(4)	Includes 7,153 phantom stock units earned under the 2002 deferred compensation plan.

(5)	Includes an aggregate of 530,415 shares held in Trusts for the benefit of Mr. Stiller’s relatives, over which he has the sole power to vote; 3,073,363 shares that are held in margin accounts or pledged as collateral to various financial institutions as security for one or more loans; 1,001,266 shares held in a Grantor Trust over which Mr. Stiller has sole voting power; 1,888,248 shares over which he has sole investment and voting power; and 2,489 shares from the Company’s Employee Stock Ownership Plan and over which Mr. Stiller has the sole power to vote.

(6)	Includes 1,562 shares of common stock which have been allocated to an account established for Ms. Brooks pursuant to the ESOP and over which she exercises sole voting power.

(7)	Includes 259 shares of common stock which have been allocated to an account established for Mr. McCreary pursuant to the ESOP and over which he exercises sole voting power.

(8)	Includes 455 shares of common stock which have been allocated to an account established for Ms. Rathke pursuant to the ESOP and over which she exercises sole voting power.

(9)	Includes 58 phantom stock units earned under the 2002 deferred compensation plan.

(10)	This information is based solely upon a review of the Schedule 13F reports or amendments filed with the Securities and Exchange Commission with respect to holdings of the common stock of Green Mountain Coffee Roasters, Inc. as of September 30, 2009. The Company assumes no responsibility with respect to such information.

(11)	This information is based solely upon a review of the Schedule 13F reports or amendments filed with the Securities and Exchange Commission with respect to holdings of the common stock of Green Mountain Coffee Roasters, Inc. as of September 30, 2009. The Company assumes no responsibility with respect to such information.

(12)	Includes an aggregate of 26,084 phantom stock units earned under the 2002 deferred compensation plan. Also includes 7,242 shares of common stock which have been allocated to accounts established for officers of the Company pursuant to the ESOP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and the NASDAQ. SEC rules require reporting persons to supply the Company with copies of these reports. Based solely on its review of the copies of such reports received and written representations from reporting persons, the Company believes that with respect to fiscal 2009 all reporting persons timely filed the required reports.

CODE OF ETHICS

The Company has adopted the Green Mountain Coffee Roasters Code of Ethics which is applicable to all directors, officers and employees of the Company. In addition, the Company has also adopted the Green Mountain Coffee Roasters Finance Code of Professional Conduct which applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and all other employees engaged in the finance organization at the Company. Collectively and individually each of these codes constitutes a “code of ethics” within the meaning of Item 406 of Regulation S-K promulgated under the Exchange Act. The current version of each of these codes is posted on the Company’s website. The Company intends to make all required disclosures concerning amendments to, or waivers from, these codes on the governance page of the Company’s website, www.GMCR.com.

The Internet address for our website is http://www.GMCR.com and the code of ethics may be found as follows:

1.	From the Company’s home page, first click on “Investor Relations.”

2.	Next scroll down to “Code of Ethics” listed on the left side menu and click on desired selection.

The Company’s website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is responsible for reviewing, approving or ratifying all material transactions between us and any related person. Related persons can include any of our directors or executive officers, certain of our shareholders, and any of their immediate family members. This obligation is set forth in our Audit Committee Charter. Although we do not have a formal written policy with respect to our Audit Committee’s policies and procedures for reviewing related party transactions, in evaluating such transactions, the Audit Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the board and as individual directors. In any transaction involving a related party, our audit committee considers all available material facts and circumstances of the transaction, including: (i) the direct and indirect interests of the related party; (ii) if the related party is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact such transaction would have on the director’s independence; (iii) the risks, costs and benefits to us; and (iv) whether any alternative transactions for comparable purposes are available. Our audit committee then makes a determination as to whether the proposed terms of the transaction are in the best interests of the Company and otherwise consistent with arm’s length dealings with unrelated third-parties.

The Company uses travel services provided by Heritage Flight, a charter air services company owned by Mr. Robert P. Stiller, the Company’s current Chairman of the Board. During fiscal years 2009, 2008, and 2007, the Company was billed a total of $230,000, $305,000, and $234,000, respectively, by Heritage Flight for travel services provided to various employees of the Company. The use of Heritage Flight services was reviewed and approved by the Audit Committee in accordance with our policy set forth above.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for fiscal year 2009. Fees (including reimbursements for out-of-pocket expenses) paid to PricewaterhouseCoopers LLP for services in fiscal 2009 and 2008 were as follows:

	2008	2009
Audit Fees	$1,175,000	$1,290,000
Audit-Related Fees	—	$—
Tax Fees	—	—
All Other Fees	—	$30,725

The above amounts relate to services provided in the indicated fiscal years, irrespective of when they were billed. Audit-related fees consisted primarily of consultation concerning accounting and financial reporting of the Company’s equity offering and the acquisition of certain assets of Tully Coffee Corporation. All Other Fees consisted primarily of financial and tax due diligence consulting services for the Company’s acquisition of the brands and wholesale business of Timothy’s Coffee of the World, Inc. The Audit Committee considered the compatibility of non-audit services by PricewaterhouseCoopers LLP with the maintenance of that firm’s independence and determined, in each case, that at all times, PricewaterhouseCoopers remained independent.

The Audit Committee approves all engagements of the independent registered public accounting firm in advance including approval of the related fees. The Audit Committee approves an annual budget (and may from time to time approve amendments), which specifies projects and the approved levels of fees for each. To the extent that items are not covered in the annual budget or fees exceed the budget, management must have them approved by the Audit Committee or, if necessary between Committee meetings, by the Audit Committee chairman on behalf of the Committee. Projects of the types approved for which fees total less than $50,000 in each case may be approved by the Chair of the Audit Committee, subject to review and approval by the Audit Committee at its next meeting.

PROPOSAL II

AMEND ARTICLE FOURTH OF THE COMPANY’S CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Shareholders are being asked to approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate”) to increase the number of authorized shares of Company common stock from sixty million shares (60,000,000) to two hundred million shares (200,000,000). At its meeting held on December 9, 2009, the Board of Directors approved this amendment, subject to shareholder approval, and directed that this amendment be submitted to a vote of the Company’s shareholders at this Annual Meeting of Shareholders. The Board has determined that this amendment is in the best interests of the Company and its shareholders and recommends approval by the shareholders.

The Certificate currently authorizes the issuance of up to 60,000,000 shares of Company common stock, each with a par value of $0.10 per share. As of the close of business on January 13, 2010, 43,707,280 shares of common stock were outstanding. In addition, as of the close of business on January 13, 2010, the Company had 3,825,126 shares of common stock subject to outstanding stock options and 1,086,402 shares reserved for issuance pursuant to future grants under the Company’s current stock incentive plans. The Certificate also authorizes the issuance of 1,000,000 shares of preferred stock, none of which are currently issued or outstanding. The proposed amendment will not increase or otherwise affect the Company’s authorized preferred stock.

Purpose of Amendment

The Board believes it is in the best interest of the Company to increase the number of authorized shares of common stock in order to give the Company greater flexibility in considering and planning for future potential business needs.

The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of common stock resulting from the proposed increase in authorized shares. The additional shares of common stock will be available for issuance by the Board for various corporate purposes, including but not limited to, stock splits, stock dividends, grants under employee stock plans, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, and business combinations, as well as other general corporate transactions, although the Company has no present plans to use them in any such regard.

Having this additional authorized common stock available for future use will allow the Company to issue additional shares of common stock without the expense and delay of arranging a special meeting of shareholders.

Possible Effects of the Amendment and Additional Anti-takeover Consideration

If the amendment to the Certificate is approved, the additional authorized shares would be available for issuance at the discretion of the Board and without further shareholder approval, except as may be required by law or the rules of The Nasdaq Stock Market. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. The adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders. Shares of common stock issued otherwise than for a stock split may decrease existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing shareholders and have a negative effect on the market price of the common stock. Current shareholders have no preemptive or similar rights.

The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value or that they will not adversely affect the Company’s business or the trading price of our stock.

The Company has not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

If the Company’s shareholders approve the increase in the number of authorized shares of common stock to 200,000,000, the Board will have authority to file with the Secretary of State of Delaware an amendment to the Company’s Certificate to designate an additional 140,000,000 shares of common stock. Upon approval and following such filing with the Secretary of State of the State of Delaware, the amendment will become effective on the date it is filed. The amendment proposed by the Company to the Article FOURTH of our Certificate (assuming approval of the Proposal II) is attached to this proxy statement as Appendix B.

Neither Delaware law, the Company’s Certificate, nor the Company’s amended and restated by-laws provides for appraisal or other similar rights for dissenting shareholders in connection with this proposal. Accordingly, the Company’s shareholders will have no right to dissent and obtain payment for their shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF ARTICLE FOURTH OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

PROPOSAL III

APPROVAL OF THE AMENDED AND RESTATED GREEN MOUNTAIN COFFEE ROASTERS, INC. 2006 INCENTIVE PLAN

The Company’s 2006 Incentive Plan (the “2006 Plan”) was originally approved by the shareholders of the Company on March 16, 2006 and was again approved by shareholders on March 13, 2008. The Company is requesting shareholder approval of the Amended and Restated Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan (the “Amended Plan”) in order for compensation under the plan to continue to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”). In addition, the Company is seeking shareholder approval to increase the maximum number of shares of our common stock authorized for issuance under the 2006 Plan by an additional 2,000,000 shares from 2,400,000 to 4,400,000 shares.

As of January 13, 2010 there were 234,103 shares available for grant under the 2006 Plan. If the proposed amendment is approved, there will be an estimated 2,234,103 shares available for grant under the 2006 Plan.

The following tables sets forth information regarding the number of securities available for grant under the Company’s existing compensation plans as of September 26, 2009, awards granted in the past five fiscal years, the run rate for each of the last five fiscal years and the average run rate over the last five fiscal years.

	Number of securities remaining available for future issuance at 9/26/09	Number of securities issued in fiscal years:
		2009	2008	2007	2006	2005
Grants under Stock Option Plans	234,630	500,394	740,652	981,000	1,900,337	408,600
Employee Stock Purchase Plan	727,820	104,755	113,973	127,643	132,143	170,136
Deferred Compensation Plan	124,578	3,409	4,322	4,943	5,027	3,240
Total-all Plans	1,087,028	608,557	858,947	1,113,585	2,037,506	581,976

Run Rate	2009	2008	2007	2006	2005	5-year Average
Stock Option awards granted(1)	500,394	740,652	981,000	1,900,337	408,600	906,197
Common shares outstanding at fiscal year-end	43,603,684	36,481,473	35,309,181	34,330,280	33,663,272	36,677,578
Run rate(2)	1.1%	2.0%	2.8%	5.5%	1.2%	2.5%
Pro Forma Run Rate(3)	1.1%	2.0%	1.9%	2.1%	1.2%	1.7%

(1)	Stock option awards include (i) a 315,000 share inducement grant to our Chief Executive Officer and President in fiscal 2007, (ii) 959,161 shares underlying unvested Keurig, Incorporated options that were assumed as part of the acquisition of Keurig in fiscal 2006, and (iii) a 225,000 share inducement grant to the president of Keurig in fiscal 2006.

(2)	Run rate includes the sum of all stock option grants (including any stock options assumed as part of the Keurig, Incorporated acquisition on June 15, 2006) in a fiscal year divided by the common shares outstanding at the end of that fiscal year.

(3)	The pro forma run rate presented excludes the stock option awards listed in footnote (1) above.

As of January 13, 2010, there was a total of 3,799,040 shares underlying options outstanding under all of the Company’s compensation plans. Of these shares 2,125,022 have vested and the remaining will vest pursuant to the terms of the plans, which generally provide for vesting in four equal installments beginning on the anniversary of the grant date.

As of January 13, 2010, the equity overhang, or the percentage of outstanding shares (plus shares that could be issued pursuant to plans) represented by all stock incentives granted and those available for future grant under all plans, was 10.1%. The equity overhang from all stock incentives granted and available would be 13.7% assuming approval of the requested amendment. Equity overhang was calculated in each instance above as all shares issuable upon exercise of outstanding options plus shares available for future grant divided by (a) basic common shares outstanding plus (b) shares in the numerator.

In the disclosures above, we provide information regarding the number of shares outstanding and available for issuance under the Company’s compensation plans as of January 13, 2010. For information regarding the number of shares outstanding and available for issuance under our compensation plans as of September 26, 2009, our fiscal year end, please see the table on page 35 of this proxy statement.

Reasons For the Proposal

As in the case of other publicly-held companies, compensation of more than $1 million paid by the Company in any year to our chief executive officer or to any of our other three most highly paid named executive officers (other than our chief financial officer) is deductible by the Company only if the compensation paid is “performance-based” for purposes of the Code. To qualify, shareholders must approve the material terms of the performance goals for such compensation every five years. The material terms include the class of employees eligible to receive compensation, a description of the business criteria on which the performance goal is based, and the maximum amount of compensation that could be paid to any employee if the performance goal is attained. The Company’s shareholders previously approved these terms in March 2006. Although shareholder approval is not required under the Code until the 2011 annual meeting, the Company is requesting that shareholders approve the material terms of the performance goals under the Amended Plan at this time. A description of the performance goals is set forth below under “Performance Awards” and the class of employees eligible to receive wards and the maximum amount of compensation that can be paid under the Amended Plan is also described below.

Additionally, the Board and the Compensation and Organizational Development Committee believe there is an insufficient number of shares remaining for grants under the 2006 Plan to accomplish the compensation objectives of the Company over the next three years. As further discussed under the heading “Compensation Discussion and Analysis” included elsewhere in this proxy statement, our compensation program relies significantly on equity incentives to attract, retain and motivate key employees and other personnel essential to our long-term growth and future success. The Board and the Compensation and Organization Development Committee believe that equity incentives are necessary to remain competitive in the marketplace for key employees and provide an important link between compensation and increases in shareholder value. The proposed share increase will assure that a sufficient reserve of common stock remains available under the Amended Plan to allow us to continue to provide equity incentives to our key employees in a manner consistent with our compensation program and objectives over the next three years. If the Amended Plan is not approved, the Company may consider utilizing SARs or cash bonuses to remain competitive in the marketplace for key employees and to maintain its compensation objectives.

On December 10, 2009 ,the Board approved the increase in authorized shares of common stock reserved for issuance under the Amended Plan that is the subject of this proposal, subject to the approval of the Company’s shareholders. The affirmative vote of a majority of our outstanding voting shares present or represented and entitled to vote at the 2010 Annual Meeting is required for approval of the Amended Plan. Should such shareholder approval not be obtained, then the proposed 2,000,000 share increase to the share reserve under the Amended Plan will not be implemented. Amounts paid under the Amended Plan, however, will continue to be eligible to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, subject to the requirement of shareholders reapproval as described below.

The following is a brief description of the material features of the Amended Plan, as amended by this proposal. The Amended Plan is attached to this proxy statement as Appendix C.

Summary of the Amended Plan, as proposed to be amended

Overview

The Amended Plan will be administered by the Compensation Committee of the Board. The term “administrator” is used in this proxy statement to refer to the person (the Committee and its delegates) charged with administering the Amended Plan. Under the Amended Plan, the administrator may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, performance awards (in cash or stock), cash awards and stock units, including restricted stock units, or combinations thereof, and may waive terms and conditions of any award. No awards may be granted under the Amended Plan after January 19, 2016, but awards granted prior to that date may extend beyond that date in accordance with their terms. The exercise price may be paid in cash or by check payable to the order of the Company unless the administrator approves another payment method in accordance with the Amended Plan. If the Amended Plan is approved, a total of 4,400,000 shares of stock may be issued under the Amended Plan, although certain other limitations also apply: the number of shares issuable under awards other than stock options are limited to a total of 270,000 shares over the life of the Amended Plan, and the number of shares issuable under awards of unrestricted stock, restricted stock, restricted stock units or performance awards may not exceed 120,000 (although the latter limit does not apply, in general, in the case of performance awards with a performance period of a year or more or in the case of other restricted stock or restricted stock unit awards that provide for full vesting only after three or more years). Pursuant to the terms of the proposed Senior Executive Officer Short Term Incentive Program (the “STIP”), any shares of common stock delivered under the STIP reduce the number of shares available for issuance under the Amended Plan, and no shares of common stock may be delivered under the STIP in excess of the number of shares available under the Amended Plan. These limits are, in each case, subject to adjustment for any stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure. Consistent with Section 162(m) of the Internal Revenue Code (the “Code”), the Amended Plan provides that the maximum number of shares as to which options may be granted to any participant during any fiscal year will be 450,000, the maximum number of shares as to which stock appreciation rights may be granted to any participant during that period is 270,000, the maximum number of shares as to which other awards may be granted to any participant during any fiscal year will be 270,000 and the maximum amount payable to any person in any fiscal year as cash awards will be $1,000,000.

Eligibility. Key employees of the Company and directors of and consultants and advisors to the Company or its subsidiaries who in the opinion of the administrator are in a position to make a significant contribution to the success of the Company are eligible to receive awards under the Amended Plan. The Compensation Committee selects from among the eligible individuals those employees, directors and consultants who will receive awards under the Amended Plan.

Stock Options. The exercise price of a stock option granted under the Amended Plan shall not be less than 100% of the fair market value of the common stock at the time of grant. Fair market value shall be determined in accordance with the requirements of Section 422 and Section 409A of the Code. Subject to the foregoing, the administrator determines the exercise price of each option granted under the Amended Plan.

Stock Appreciation Rights (SARs). The administrator may grant stock appreciation rights under the Amended Plan. A stock appreciation right entitles the holder upon exercise to receive common stock equal in value to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares on the date of grant.

Unrestricted Stock, Restricted Stock and Stock Units. The Amended Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to the Company unless specified conditions are met. The Amended Plan also provides for awards of stock units (that is, promises to deliver shares of stock in the future, subject to any conditions specified in the Amended Plan and the award), including restricted stock units.

Performance Awards. The Amended Plan provides for performance awards entitling the recipient to receive cash or common stock following the attainment of performance goals determined by the administrator. Performance conditions may also be attached to other awards under the Amended Plan. In the case of any performance award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code, the administrator will in writing pre-establish specific performance goals that are based upon any one or more objectively determinable measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenue; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance criterion and any targets with respect thereto determined by the administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the administrator may provide in the case of any award intended to qualify for such exception that one or more of the performance criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criterion or criteria.

Termination. In general, in the case of termination due to cessation of the participant’s employment or other service relationship, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less); provided that if in the administrator’s judgment the reason for the award holder’s termination casts discredit on the participant sufficient to justify immediate termination of the award, then such award will immediately terminate. In general, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant’s executor, administrator or transferee during a period of one year following death (or for the remainder of their original term, if less). Options and SARs not exercisable at a participant’s death terminate. Other awards, if not vested, terminate upon termination of the service relationship. These terms may be varied by the administrator in the case of any award.

Certain Transactions. In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated and there is a surviving or acquiring corporation, the Amended Plan permits the administrator to arrange for the assumption of awards outstanding under the Amended Plan or the grant to participants of replacement awards by that corporation. If the merger, consolidation or other transaction is one in which holders of common stock will receive a payment upon consummation of the transaction, the administrator may provide for a cash-out payment with respect to some or all awards outstanding. All outstanding awards not assumed by the surviving or acquiring corporation, or cashed out, shall become exercisable immediately prior to the consummation of such merger, consolidation or other transaction and upon such consummation all outstanding awards that have not been assumed or replaced will terminate. The administrator may, however, provide for restrictions to be imposed on any stock delivered in respect of any award or on amounts paid in respect of shares of restricted stock. In the case of any such merger, consolidation or other transaction, awards subject to and intended to satisfy the requirements of Section 409A of the Code shall be construed and administered consistent with such intent.

Amendment. The administrator may amend the Amended Plan or any outstanding award at any time, provided, that except as otherwise expressly provided in the Amended Plan the administrator may not, without the participant’s consent, alter the terms of an award so as to affect adversely the participant’s rights under the award, unless the administrator expressly reserved the right to do so at the time of the award. No such amendment will, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required by law (including the Code and applicable stock exchange requirements). Except in connection with a stock split, stock dividends or the like, there will be no reduction in the exercise price of any option without the approval of the shareholders. In addition, any amendment to the Amended Plan must be conditioned upon shareholder approval if such amendment would materially increase the benefits accruing to participants under the Amended Plan, materially increase the aggregate number of securities that may be issued under the Amended Plan, or materially modify the requirements as to eligibility for participation in the Amended Plan.

New Plan Benefits. Future awards under the Amended Plan are discretionary and therefore, at this time, the benefits that may be received by participants under the Amended Plan if our shareholders approve the Amended Plan cannot be determined.

Federal Tax Effects

The following discussion summarizes certain material federal income tax consequences associated with the grant and exercise of stock options under the Amended Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Amended Plan, nor does it cover state, local or non-U.S. taxes.

Incentive Stock Options (ISO). In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Nonstatutory (Non-ISO) Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any gain or loss recognized in the sale or exchange is treated as a capital gain or loss (long-term or short-term depending on the applicable holding period) for which the Company is not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a non-ISO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Under the so-called “golden parachute” provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Amended Plan, may be subject to an additional 20% federal tax and may not be deductible to the Company.

Awards under the Amended Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, neither the Company nor the administrator nor any person acting on its or their behalf will be liable to any participant or other holder of an award by reason of any failure of an award to comply with Section 409A or certain other tax rules.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDED AND RESTATED GREEN MOUNTAIN COFFEE ROASTERS, INC. 2006 INCENTIVE PLAN

PROPOSAL IV

RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2010

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accountants for its 2010 fiscal year. The Audit Committee and the Board seek to have the shareholders ratify the Audit Committee’s appointment of PricewaterhouseCoopers. We expect representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. If the appointment of PricewaterhouseCoopers is not ratified by the shareholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of PricewaterhouseCoopers.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2010

FINANCIAL AND OTHER INFORMATION

The Company has made available to you its 2009 Annual Report to its shareholders which you may access by following the instructions contained in the Notice of Internet Availability of Proxy Materials. The 2009 Annual Report contains the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2009. The Company’s Form 10-K for the year ended September 26, 2009 can also be accessed online at the website of the Securities and Exchange Commission, www.sec.gov. The documents are also available without charge by requesting them in writing from Green Mountain Coffee Roasters, Inc., at 33 Coffee Lane, Waterbury VT 05676, or by telephone at (802) 244 5621.

PROPOSALS OF SHAREHOLDERS

Proposals to be included in the proxy statement. In order to be included in the Company’s proxy materials for presentation at the 2011 Annual Meeting of Shareholders, a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Secretary of the Company c/o Howard Malovany at 33 Coffee Lane, Waterbury, VT, 05676 by September 29, 2010 and must comply with the requirements of Rule 14a-8.

Other proposals (not to be included in the proxy statement). Under our amended and restated by-laws, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. Pursuant to our by-laws, if you wish to bring business before the 2011 Annual Meeting, you must give written notice thereof which must be received by the Secretary of the Company c/o Howard Malovany at 33 Coffee Lane, Waterbury, VT, not less than 60 days, nor more than 90 days prior to such meeting or no later than January 9, 2011, assuming our 2011 Annual Meeting will be held on March 10, 2011. Proposals that do not comply with these notice provisions will not be considered at the 2011 Annual Meeting.

In the event that notice of the date of our 2010 Annual Meeting is provided to shareholders less than 70 days beforehand, and without prior public disclosure, your request must be received no later than the close of business on the tenth day following the date on which such notice was mailed or public disclosure was made, whichever occurs first.

APPENDIX A

Audit and Finance Committee Charter

(Effective as of December 10, 2009)

I. PURPOSE

The Audit and Finance Committee is appointed by the Board of Directors (the “Board”) to oversee the Company’s accounting and financial reporting processes; financial statement audits; compliance with legal and regulatory requirements, including the independence and performance of the Company’s registered public accounting firm; systems of internal financial controls; ethics policies; financial condition, and, policies and practices with respect to risk assessment and risk management.

II. COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as defined by applicable rules and regulations. Furthermore, no director shall be appointed to serve on the Audit Committee if they have participated in the preparation of the financial statements of the Company at any time during the past three years. All members of the Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall be an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet at least annually with management, the director of the internal auditing function and representatives from the Auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the Auditors and management quarterly to review the Company’s financial statements consistent with the responsibilities and duties of the Committee set forth herein.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

Be directly and solely responsible for the appointment, oversight, evaluation, compensation and, replacement of any registered public accounting firm employed by the Company (the “Auditors”);

Review with management and the Auditors the financial statements to be included in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and, the Annual Report to Shareholders, and review and consider with such accounting firm the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, as amended from time to time;

Review significant financial reporting issues and judgments made by management and the Auditors in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained SAS No.50 letters;

Establish and, from time to time, review and reassess, procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters;

Review major changes to the Company’s auditing and accounting principles and practices as suggested by the Auditors, management or internal auditors;

Provide, by the Chairman of this Committee, approval (who shall disclose such approval to the other members of the Committee) prior to the engagement of the Auditors to perform any non-audit services for the Company, determine appropriate compensation for such services and, as required by applicable law or regulation, disclose such approval to investors;

Receive periodic reports from the Auditors which show all critical accounting policies and practices used in connection with the Company’s audit; all alternative treatments of financial information with GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditor; and other material written communications between the Auditor and management, such as any management letter or schedule of unadjusted differences;

Receive from the Auditors a formal written statement delineating all relationships between the Auditor and the Company, consistent with Independence Standards Board Standard 1, as amended, and be responsible for actively engaging in a dialogue with the Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking or recommending that the board of directors take appropriate action to oversee the independence of the Auditor;

Evaluate whether management is properly and adequately emphasizing the importance of internal control measures throughout the organization;

Respond to and oversee corrective action in connection with reports by executive officers of deficiencies in the design or operation of internal controls or fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;

Resolve disagreements between management and the Auditors regarding financial reporting;

Engage and compensate independent counsel and other advisors, as it determines necessary to carry out its duties, and determine appropriate compensation for such counsel and advisors;

Assist in providing oversight of the Company’s financial condition and structure (including sources and uses of capital), financial condition (including matters such as liquidity, debt levels, financial capacity, credit ratings, and interest rate risk exposure), capital strategy, and resulting financial needs;

Evaluate the Company’s policies, procedures and practices with respect to risk assessment and risk management, including periodic discussions with the Company’s management about major risk exposures and the steps being taken to monitor and control such risks.

Approve all transactions that would be required to be reported as related party transactions pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act; and

Perform such other tasks and undertake such other duties and responsibilities as the Board of Directors may direct from time-to-time.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management.

V. RESOURCES AND AUTHORITY

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities and the Company will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for the payment of: (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any advisers employed by the Committee pursuant to this Charter; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

APPENDIX B

PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE COMPANY’S CERTIFICATE

OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK FROM 60,000,000 TO 200,000,000

RESOLVED: That the first paragraph of ARTICLE FOURTH of the Company’s Certificate of Incorporation be, and it hereby is amended by deleting it in its entirety and substituting the following therefor:

“The total number of shares of Capital Stock which the Corporation shall have authority to issue is Two Hundred One Million (201,000,000) shares, of which Two Hundred Million (200,000,000) shares shall be Common Stock of the par value of TEN CENTS ($0.10) per share, and One Million (1,000,000) shares shall be Preferred Stock of the par value of TEN CENTS ($0.10) per share.”

B-1

APPENDIX C

AMENDED AND RESTATED

GREEN MOUNTAIN COFFEE ROASTERS, INC.

2006 INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. Subject to Section 7(b), a maximum of 4,400,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. The limit set forth in this Section 4(a) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. Subject to Section 7(b), the maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year of the Company will be 450,000 shares. The maximum number of shares of Stock subject to SARs granted to any person in any fiscal year of the Company will be 270,000 shares. The maximum number of shares subject to other Awards granted to any person in any fiscal year of the Company will be 270,000 shares. The maximum amount payable to any person in any fiscal year under Cash Awards will be $1,000,000. The foregoing provisions of this Section 4(c) will be construed in a manner consistent with Section 162(m).

(d) Additional Limitations. Subject to Section 7(b), (i) a maximum of 180,000 shares of Stock may be delivered in satisfaction of Full Value Awards under the Plan, and (ii) a maximum equal to the lesser of 80,000 shares of Stock or ten (10%) percent of the shares authorized under Section 4(a) may be delivered in satisfaction of Specified Awards. For purposes of the ten (10%) percent limitation under clause (ii) of the preceding sentence, (A) the last sentence of the definition of “Specified Award” shall be applied by substituting the word “retirement” for “separation from service,” and (B) any Stock Option that is accelerated, other than by reason of death, disability, retirement or a Covered Transaction, shall be treated as a Specified Award.

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after January 19, 2016, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A to the extent applicable.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in calendar year 2011 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(b) Awards Requiring Exercise

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Section 409A Exemption. Except as the Administrator otherwise determines, no Award requiring exercise shall have deferral features, or shall be administered in a manner, that would cause such Award to fail to qualify for exemption from Section 409A.

(3) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of NASDAQ. Fair market value shall be determined by the Administrator consistent with the requirements of Section 422 and Section 409A.

(4) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c) Awards Not Requiring Exercise

Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (B) the aggregate exercise or purchase price, if any, under the Award (in the case of a SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed pursuant to Section 7(a)(1) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below), will terminate upon consummation of the Covered Transaction.

(5) Additional Limitations. Any share of Stock delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(6) Section 409A. Notwithstanding the foregoing provisions of this Section 7(a), Awards subject to and intended to satisfy the requirements of Section 409A shall be construed and administered consistent with such intent.

(b) Change in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A and the performance-based compensation rules of Section 162(m), in each case where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. An amendment to the Plan shall be conditioned upon stockholder approval (i) if it would materially increase the benefits accruing to Participants under the Plan, materially increase the aggregate number of securities that may be issued under the Plan, or materially modify the requirements as to eligibility for participation in the Plan, or (ii) if such approval would be required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waiver.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by express agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option or SAR by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Administrator a corporation or other entity shall be treated as an Affiliate only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall include, as determined by the Administrator, a reference to applicable regulations and Internal Revenue Service guidance with respect to such provision.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: Green Mountain Coffee Roasters, Inc.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Full Value Award”: An Award other than a Stock Option or Cash Award.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO. No ISO shall be exercisable beyond ten years from the date of grant.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenue; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

“Section 422”: Section 422 of the Code.

“Section 409A”: Section 409A of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Specified Award”: Any of (i) an Award of Unrestricted Stock (other than Unrestricted Stock granted in lieu of cash), or (ii) an Award of Restricted Stock or Restricted Stock Units that is either (A) a Performance Award with performance-based vesting determined by reference to a performance period of less than one year (unless the Award is also subject to service-based vesting requiring, for full vesting, at least three years of service from date of grant), or (B) an Award other than a Performance Award that is scheduled to vest in full before the third anniversary of the date of grant. An Award of Restricted Stock or Restricted Stock Units that is not described in clause (A) or clause (B) of the preceding sentence at time of grant shall nevertheless be treated as a Specified Award if it would be so described after taking into account any later waiver of the vesting conditions (other than by reason of death, disability, involuntary separation from service or in connection with a Covered Transaction) applicable to the Award.

“Stock”: The Common Stock of the Company, par value $0.10 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

DIRECTIONS TO GREEN MOUNTAIN COFFEE ROASTERS

ADMINISTRATION & FINANCE OFFICES

81 DEMERITT PLACE

WATERBURY, VT 05676

From Boston, MA Area:

•	Take Interstate 93 North to Interstate 89 North.

•	I-89 North crosses NH into Vermont (where the exit numbers will begin again with Exit 1).

•	Take I-89 North to Vermont Exit # 10 - Waterbury/Stowe.

•	Coming off the Exit ramp, take a left onto Rt. 100 South.

•	You will come to a “T” at which you take a left onto Rt. 100 South/Rt. 2 East (No. Main St.).

•	Go under the overpass and stay on this street, continue past two traffic lights (No. Main St. becomes So. Main St.).

•	After the second traffic light, you will go less than a mile and take a left onto Demeritt Place which is a small street on the left at the Sunoco Station.

•	Once on Demeritt Place, go over the train tracks and you’ll see two GMCR buildings. The Administration & Finance Offices are in the building to the left.

From Burlington, VT

•	Take I-89 South to Exit 10 (Waterbury/Stowe).

•	Come off the Exit 10 ramp and veer to the right onto Rt. 100 South.

•	You will come to an immediate “T” at which you take a left onto Rt. 100 South/Rt. 2 East (No. Main St.)

•	Go under the overpass and stay on this street, continue past two traffic lights (No. Main St. becomes So. Main St.).

•	After the second traffic light, you will go less than a mile and take a left onto Demeritt Place which is a small street on the left at the Sunoco Station.

•	Once on Demeritt Place, go over the train tracks and you’ll see two GMCR buildings. The Administration & Finance Offices are in the building to the left.

From Waitsfield/Warren, VT

•	Take Rt. 100 North towards Duxbury/Waterbury.

•	Rt. 100 comes to a “T” with Rt. 2/Rt. 100.

•	Take a left onto Rt. 2 West/Rt. 100 North.

•	Go over the river and around the curve.

•	Take a right onto Demeritt Place which is a small street on the right at a Sunoco Station.

•	Once on Demeritt Place, go over the train tracks and you’ll see two GMCR buildings. The Administration & Finance Offices are in the building to the left.

For further assistance:

Call Green Mountain Coffee Roasters—Investor Services at (802) 244-5621.

Green Mountain Coffee Roasters, Inc.

VOTE BY INTERNET QUICK « « « EASY « « « IMMEDIATE

As a stockholder of Green Mountain Coffee Roasters, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on March 10, 2010.

Vote Your Proxy on the Internet:		Vote Your Proxy by mail:

Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” proposals II, III and IV.	Please mark your votes like this	×

Proposal I—To Elect Three Class II Directors

Nominees: Class II Directors:

01) Barbara D. Carlini, 02) Douglas N. Daft and 03) Hinda Miller.

☐	FOR all nominees	☐	WITHHELD from all nominees

☐	FOR, except vote withheld from the following nominees:

Label Area 4” × 1 1/2”

PRINT AUTHORIZATION   (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:                     DATE:                     TIME:

Registered Quantity Broker Quantity Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

Proposal II—	To amend Article Fourth of Company’s Certificate of Incorporation to increase authorized shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal III—	To approve the Amended and Restated 2006 Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal IV—	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To transact such other business as may properly come before the Annual Meeting.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on this card. If it is inaccurate please include your correct address below.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature                                    Signature                                        Date                                     , 2010.

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

▼  FOLD AND DETACH HERE AND READ THE REVERSE SIDE   ▼

GREEN MOUNTAIN COFFEE ROASTERS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 11, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby constitutes and appoints Lawrence J. Blanford, Frances G. Rathke, Howard Malovany and Michael Mardy, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Green Mountain Coffee Roasters, Inc. (the “Company”) in such manner as they, or any of them, may determine on any matters which may properly come before the meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at the Company’s offices at 81 Demeritt Place, Waterbury, Vermont, on Thursday, March 11, 2010, at 10:00 a.m., and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR UNDER PROPOSALS II, III AND IV, AND IF THIS PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE IT WILL BE VOTED FOR ALL NOMINEES UNDER PROPOSAL I. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

(Continued, and to be marked, dated and signed, on the other side)